Execution Version 150628109_9 PROJECT ZENITH €550,000,000 ADDITIONAL FACILITY AAB ACCESSION AGREEMENT To: The Bank of Nova Scotia as Facility Agent and Security Agent From: Sunrise FinCo I B.V. (a private limited liability company incorporated under the laws of the Netherlands having registered number 82132631, whose registered office is at Boeingavenue 53, 1119PE Schiphol-Rijk, the Netherlands) (the “Additional Facility AAB Lender”) Date: 28 May 2025 Sunrise HoldCo III B.V. – Credit Agreement dated 16 January 2004 as amended from time to time (the “Credit Agreement”) 1. In this Additional Facility AAB Accession Agreement: “Borrower” means Sunrise Financing Partnership (a general partnership formed under the laws of Delaware law with its principal place of business at 1550 Wewatta Street, Suite 1000, Denver, Colorado 80202, USA). “Facility AAB” means the €550,000,000 term loan facility made available under this Additional Facility AAB Accession Agreement. “Facility AAB Advance” means the euro denominated advance made to the Borrower by the Additional Facility AAB Lender under Facility AAB. “Facility AAB Commitment” means, in relation to the Additional Facility AAB Lender, the amount in euro set opposite its name under the heading “Facility AAB Commitment” in Schedule 1 (Additional Facility AAB Lender and Commitment) of this Additional Facility AAB Accession Agreement and any such Facility AAB Commitment transferred to it or assumed by it under the Credit Agreement, in each case, to the extent not cancelled, reduced or transferred by it under this Additional Facility AAB Accession Agreement or the Credit Agreement. “Indenture” means the indenture dated __ May 2025 between, among others, the Additional Facility AAB Lender as issuer and U.S. Bank Trustees Limited as trustee and BNY Mellon Corporate Trustee Services Limited as security trustee. “Issue Date” means May 2025. “Issuer Tax Event” has the meaning given to that term in the Indenture. “Liberty Global Reference Agreement” means any or all of: (i) the credit agreement dated 5 March 2015 between, among others, Ziggo Secured Finance B.V. as SPV borrower and The Bank of Nova Scotia as facility agent; 28 28 Exhibit 4.5 2 150628109_9 (ii) the credit agreement dated 24 May 2019 between, among others, DLG Acquisitions Limited as parent and National Westminster Bank plc as facility agent; (iii) the credit agreement dated 7 June 2013 between, among others, Virgin Media Investment Holdings Limited as company and The Bank of Nova Scotia as facility agent; (iv) the credit agreement dated 1 August 2007 between, among others, Telenet NV as borrower and The Bank of Nova Scotia as facility agent; (v) the credit agreement dated 17 June 2021 between, among others, Virgin Media Ireland Limited as borrower and The Bank of Nova Scotia as facility agent; (vi) the indenture dated 18 October 2017 in respect of the $550,000,000 5.500% senior notes due 2028 issued by Sunrise HoldCo IV B.V. (formerly UPC Holding B.V.); (vii) the indenture dated 13 December 2017 in respect of the $1,000,000,000 5.500% senior secured notes due 2028 and €600,000,000 3.500% senior secured notes due 2028 issued by Telenet Finance Luxembourg Notes S.à r.l.; (viii) the indenture dated 28 October 2019 in respect of $700,000,000 aggregate principal amount of 4.875% senior secured notes due 2030 and €502,500,000 aggregate principal amount of 2.875% senior secured notes due 2030 issued by Ziggo B.V.; (ix) the facilities agreement dated 18 December 2020 between, among others, VZ Financing I B.V. as borrower, VZ Vendor Financing II B.V. as lender and The Bank of New York Mellon, London Branch acting as administrator, in respect of the advance of certain proceeds of the €700,000,000 aggregate principal amount of 2.875% vendor financing notes due 2029 issued by VZ Vendor Financing II B.V.; (x) the indenture dated 8 November 2024 in respect of $575,000,000 aggregate principal amount of 6.125% senior notes due 2032 issued by Ziggo Bond Company B.V.; (xi) the indenture dated 22 June 2020 in respect of €500,000,000 aggregate principal amount of 3.750% senior notes due 2030 issued by Virgin Media Finance plc; (xii) the facilities agreement dated 24 June 2020 in respect of the advance of certain proceeds of the $500,000,000 aggregate principal amount of 5.000% vendor financing notes due 2028 issued by Virgin Media Vendor Financing Notes IV Designated Activity Company; (xiii) the indenture dated 29 June 2020 in respect of £450,000,000 aggregate principal amount of 4.125% senior secured notes due 2030 and 3 150628109_9 $650,000,000 aggregate principal amount of 4.500% senior secured notes due 2030 issued by Virgin Media Secured Finance plc; (xiv) the indenture dated 24 September 2020 in respect of £600,000,000 aggregate principal amount of 4.000% senior secured notes due 2029, €950,000,000 aggregate principal amount of 3.250% senior secured notes due 2031 and $1,350,000,000 aggregate principal amount of 4.250% senior secured notes due 2031 issued by VMED O2 UK Financing plc; (xv) the indenture dated 20 January 2022 in respect of $1,525,000,000 aggregate principal amount of 5.000% sustainability-linked senior secured notes due 2032 and €750,000,000 aggregate principal amount of 3.500% sustainability-linked senior secured notes due 2032 issued by VZ Secured Financing B.V.; (xvi) the indenture dated 3 April 2024 in respect of €600,000,000 aggregate principal amount of 5.625% senior secured notes due 2032 issued by VMED O2 UK Financing I plc; and (xvii) the indenture dated 3 April 2024 in respect of $750,000,000 aggregate principal amount of 7.750% senior secured notes due 2032 issued by VMED O2 UK Financing I plc, (in each case as amended from time to time up to the date of this Additional Facility AAB Accession Agreement). “Notes” has the meaning given to the term Notes in the Indenture. “Notes Interest Payment Date” means a date on which interest is required to be paid under the Notes. “Sunrise HoldCo III” means Sunrise HoldCo III B.V. (a limited liability company organized and existing under the laws of the Netherlands, with registered number 34139182, whose registered office is at Boeingavenue 53, 1119PE Schiphol-Rijk, the Netherlands). 2. Unless otherwise defined in this Additional Facility AAB Accession Agreement, terms defined in the Credit Agreement shall have the same meaning in this Additional Facility AAB Accession Agreement and a reference to a Clause is a reference to a Clause of the Credit Agreement. The principles of construction set out in Clause 1.2 (Construction) of the Credit Agreement apply to this Additional Facility AAB Accession Agreement as though they were set out in full in this Additional Facility AAB Accession Agreement. 3. We refer to Clause 2.4 (Additional Facilities) of the Credit Agreement and the definition of “Affiliate” in the Credit Agreement. This Additional Facility AAB Accession Agreement is an Additional Facility Accession Agreement for the purposes of the Credit Agreement. The Additional Facility AAB Lender is a Designated Notes Issuer for the purposes of the Credit Agreement. 4. This Additional Facility AAB Accession Agreement will take effect on the date on which the Facility Agent notifies the Borrower and/or Sunrise HoldCo III and the 4 150628109_9 Additional Facility AAB Lender that it has received the documents and evidence set out in Schedule 2 (Conditions Precedent Documents) to this Additional Facility AAB Accession Agreement, in each case, in form and substance satisfactory to it (acting reasonably) or, as the case may be, the requirement to provide any such documents or evidence has been waived by the Facility Agent on behalf of the Additional Facility AAB Lender (the “Effective Date”). The Facility Agent must give this notification to the Borrower and/or Sunrise HoldCo III and the Additional Facility AAB Lender promptly upon being so satisfied. 5. The Additional Facility AAB Lender agrees: (a) to become party to and to be bound by the terms of the Credit Agreement as a Lender in accordance with Clause 2.4 (Additional Facilities) of the Credit Agreement; and (b) to become party to the Intercreditor Agreement as a Senior Lender and to observe, perform and be bound by the terms and provisions of the Intercreditor Agreement in the capacity of Senior Lender, as if it had been an original party to the Intercreditor Agreement. 6. The Facility Agent will, for the purposes of any determination to be made under the Credit Agreement or this Additional Facility AAB Accession Agreement (other than in respect of the Requested Amendments (as defined in paragraph 36 below) for which consent has been given in accordance with paragraph 35 below), apply the votes of the Additional Facility AAB Lender in accordance with a written direction to be provided by the Additional Facility AAB Lender. The Additional Facility AAB Lender agrees that it will give any such direction in accordance with the provisions of Section 9.01 of the Indenture. For the avoidance of doubt, the Facility Agent may rely on any such directions received and shall have no duty to enquire as to or monitor whether such direction complies with Section 9.01 of the Indenture. 7. The Additional Facility Commitment in relation to the Additional Facility AAB Lender (for the purpose of the definition of Additional Facility Commitment in Clause 1.1 (Definitions) of the Credit Agreement) is its Facility AAB Commitment. 8. No Utilisation of Facility AAB may occur unless the Facility Agent has received evidence in form and substance satisfactory to it (acting reasonably) that the agreed fees payable by the Borrower in connection with the utilisation of Facility AAB have been or will be paid. 9. The Additional Facility Availability Period for Facility AAB shall be the period from and including the Effective Date to and including the date that is 45 Business Days thereafter (or any other date agreed between the Additional Facility AAB Lender and the Borrower). At the end of the Additional Facility Availability Period for Facility AAB, the Available Commitments in respect of Facility AAB shall automatically be cancelled and the Available Commitments in respect of Facility AAB for the Additional Facility AAB Lender shall automatically be reduced to zero. 10. Facility AAB may be drawn by one Advance. No more than one Request may be made in respect of Facility AAB under the Credit Agreement and such Request may only be

5 150628109_9 in a principal amount of the Additional Facility Commitment of Facility AAB as set out in paragraph 7 above. 11. The first Interest Period to apply to the Facility AAB Advance will be a period running from (and including) the first Utilisation Date in respect of the Facility AAB Advance up to (but excluding) the Notes Interest Payment Date immediately following the first Utilisation Date of the Facility AAB Advance, and the Borrower agrees that each subsequent Interest Period under Facility AAB will be 6 months ending on each 15 January and 15 July. Notwithstanding Clause 12 (Interest) of the Credit Agreement, interest for each Interest Period is payable on each Notes Interest Payment Date. 12. The Facility AAB Advance will be used for general corporate purposes and/or working capital purposes, including without limitation, the payment of any distribution, the redemption, refinancing, repayment or prepayment of any existing indebtedness of the Borrower Group and/or the payment of any fees and expenses in connection with Facility AAB and the other transactions related thereto. 13. The Final Maturity Date in respect of Facility AAB will be 15 May 2032. 14. The outstanding Facility AAB Advance will be repaid in full on the Final Maturity Date in respect of Facility AAB or such other date agreed between the Additional Facility AAB Lender and the Borrower. 15. The Borrower in relation to Facility AAB is Sunrise Financing Partnership. 16. Facility AAB is made available as a term loan. 17. Facility AAB is hereby designated as a Fixed Rate Facility for the purposes of the Credit Agreement. The Facility AAB Advance shall therefore be a Fixed Rate Advance and, in accordance with Clause 12.3 (Calculation of Interest – Fixed Rate Advances) of the Credit Agreement, the interest rate in relation to Facility AAB will be a fixed rate of 4.625 per cent. per annum calculated, notwithstanding anything to the contrary in Clause 28.3 (Calculations) of the Credit Agreement, on the basis of a 360 day year comprising of twelve 30-day months. 18. Accordingly, the interest rate for Facility AAB will never exceed 4.625 per cent. per annum (save to the extent that Clause 12.5 (Default interest) of the Credit Agreement may apply). 19. [Reserved] 20. Upon the occurrence of a mandatory prepayment of Facility AAB following a Change of Control, as defined in Clause 10.4 (Change of Control) of the Credit Agreement, the Borrower agrees to pay to the Facility Agent (for the account of the Additional Facility AAB Lender) an amount equal to 1 per cent. of the principal amount of Facility AAB, plus accrued and unpaid interest to, but excluding, the due date of mandatory prepayment. Such payment shall be due and payable by the Borrower to the Facility 6 150628109_9 Agent (for the account of the Additional Facility AAB Lender) on the actual date of such mandatory prepayment. 21. At any time prior to 15 May 2028, upon the occurrence of any voluntary prepayment of any of Facility AAB by the Borrower under Clause 10.3 (Voluntary prepayment) of the Credit Agreement (other than a voluntary prepayment complying with paragraph 23, 24, 25 or 26 below) in an amount not to exceed 10% of the original principal amount of Facility AAB (such original principal amount to include any upsizing of Facility AAB pursuant to paragraph 29 below) during each twelve-month period commencing on the Issue Date, the Borrower agrees to pay to the Facility Agent (for the account of the Additional Facility AAB Lender) an amount equal to 3% of the principal amount of Facility AAB being prepaid, plus accrued and unpaid interest then due on the amount of Facility AAB prepaid to, but excluding, the due date of prepayment. Such payment shall be due and payable by the Borrower to the Facility Agent (for the account of the Additional Facility AAB Lender) on the actual date of such prepayment. Prior to 15 May 2028, to the extent that during any twelve-month period commencing on the Issue Date, the principal amount of Facility AAB prepaid in one or more voluntary prepayments is greater than an amount equal to 10% of the original principal amount of Facility AAB (such original principal amount to include any upsizing of Facility AAB pursuant to paragraph 29 below) (any such amount, the “Excess Early Redemption Proceeds”), the Borrower will apply the Excess Early Redemption Proceeds to a voluntary prepayment of Facility AAB as described in paragraph 22 below. 22. At any time prior to 15 May 2028, upon the occurrence of any voluntary prepayment of any or all of Facility AAB by the Borrower under Clause 10.3 (Voluntary prepayment) of the Credit Agreement with any Excess Early Redemption Proceeds (other than a voluntary prepayment complying with paragraph 24, 25, 26 or 27 below), the Borrower agrees to pay to the Facility Agent (for the account of the Additional Facility AAB Lender) an amount equal to the Additional Amount (as defined below), plus accrued and unpaid interest on the amount of Facility AAB prepaid, in each case, to, but excluding the due date of prepayment. Such payment shall be due and payable by the Borrower to the Facility Agent (for the account of the Additional Facility AAB Lender) on the actual date of such prepayment. For the purposes of this paragraph 22: “Additional Amount” means, with respect to Facility AAB, on any prepayment date applicable to the voluntary prepayment of any or all of Facility AAB, the excess of: (a) the present value at such prepayment date of (i) the amount that would be payable in accordance with paragraph 23 below in respect of the principal amount of Facility AAB being prepaid if such amount were prepaid on 15 May 2028 pursuant to Clause 10.3 (Voluntary prepayment) of the Credit Agreement exclusive of any accrued but unpaid interest, plus (ii) the principal amount of Facility AAB being prepaid plus (iii) all required remaining scheduled interest payments due on the principal amount of Facility AAB being prepaid through 15 May 2028 (excluding accrued but unpaid interest to the prepayment date and assuming such interest payments are calculated at the rate of interest on Facility AAB in effect on such prepayment date), computed using a discount rate equal to the Bund Rate plus 50 basis points; over 7 150628109_9 (b) the principal amount of Facility AAB being prepaid. “Bund Rate” means, with respect to any prepayment date, the rate per annum equal to the semi-annual equivalent yield to maturity as of such date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such prepayment date, where: “Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such prepayment date to 15 May 2028 and that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Notes and of a maturity most nearly equal to 15 May 2028; provided, however, that, if the period from such prepayment date to 15 May 2028 is not equal to the fixed maturity of the German Bundesanleihe security selected by such Reference German Bund Dealer, the Bund Rate shall be determined by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of German Bundesanleihe securities for which such yields are given, except that if the period from such prepayment date to 15 May 2028, is less than one year, a fixed maturity of one year shall be used; “Comparable German Bund Price” means, with respect to any prepayment date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Borrower obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations; “Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Borrower in good faith; and “Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any prepayment date, the average as determined by the Borrower in good faith of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Borrower by such Reference German Bund Dealer at 3.30 p.m. Frankfurt am Main, Germany, time on a day no earlier than the third Business Day preceding the date of the delivery of the redemption notice in respect of such prepayment date. 23. On or after 15 May 2028, upon the occurrence of a voluntary prepayment of any or all of Facility AAB by the Borrower under Clause 10.3 (Voluntary prepayment) of the Credit Agreement (other than a voluntary prepayment complying with paragraph 23, 24, 25 or 26 below), the Borrower agrees to pay to the Facility Agent (for the account of the Additional Facility AAB Lender) an amount equal to the relevant percentages of the principal amount of Facility AAB being prepaid as set out in the table below, plus accrued and unpaid interest then due on the amount of Facility AAB prepaid to, but 8 150628109_9 excluding, the due date of prepayment, if prepaid during the twelve-month period beginning on 15 May of the years indicated below. Year Prepayment Price expressed as a percentage of the principal amount of Facility AAB 2028 2.31250% 2029 1.15625% 2030 and thereafter 0.000% Such payment shall be due and payable by the Borrower to the Facility Agent (for the account of the Additional Facility AAB Lender) on the actual date of such prepayment. 24. Notwithstanding paragraphs 21, 22 and 23 above: (a) if the Additional Facility AAB Lender purchases any Notes in connection with any tender offer or other offer to purchase the Notes (a “Tender Offer”), the Borrower will prepay an aggregate principal amount of Facility AAB based on the aggregate principal amount of Notes tendered in such Tender Offer and at a prepayment price of par plus any premium paid or less any discount received by the Additional Facility AAB Lender in connection with the purchase of the Notes in such Tender Offer, plus any accrued and unpaid interest to, but excluding, the due date of such prepayment; and (b) if following any Tender Offer, the Additional Facility AAB Lender is entitled to, and elects to, redeem any remaining Notes at a price equal to the price paid to each other holder in such Tender Offer, then the Borrower will prepay the remaining principal amount of Facility AAB at a prepayment price of par plus any premium paid or less any discount received by the Additional Facility AAB Lender in connection with the purchase of the Notes in such Tender Offer, plus any accrued and unpaid interest to the date that any interest accrues under the Notes in connection with such redemption. 25. At any time prior to 15 May 2028, upon the occurrence of any voluntary prepayment of Facility AAB by the Borrower pursuant to Clause 10.3 (Voluntary prepayment) of the Credit Agreement with the Net Cash Proceeds of one or more Equity Offerings (each as defined below) (the “Equity Offering Early Redemption Proceeds”) in an amount of up to 40% of the original principal amount of Facility AAB (such original principal amount to include any upsizing of Facility AAB pursuant to paragraph 29 below), the Borrower shall make a payment to the Facility Agent (for the account of the Additional Facility AAB Lender) in an amount (the “Equity Claw Prepayment Premium”) equal to 4.625% of the principal amount of Facility AAB prepaid, plus accrued and unpaid interest then due on the amount of Facility AAB prepaid to, but excluding, the due date of prepayment. Such payment shall be due and payable by the Borrower to the Facility Agent (for the account of the Additional Facility AAB Lender) on the actual date of such prepayment provided that: (a) at least 50% of the original principal amount of Facility AAB (such original principal amount to include any upsizing of Facility AAB pursuant to paragraph 28 below) remains outstanding immediately after any such prepayment; and

9 150628109_9 (b) such prepayment is made not more than 180 days after the consummation of any such Equity Offering. For the purposes of this paragraph 2524(b): “Capital Stock” of any person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, but excluding any debt securities convertible into such equity. “Disqualified Stock” means, with respect to any person, any Capital Stock of such person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event: (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; (b) is convertible or exchangeable for Financial Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Borrower, Sunrise HoldCo III, a Permitted Affiliate Parent or a Restricted Subsidiary of Sunrise HoldCo III or a Permitted Affiliate Parent); or (c) is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of (1) the Stated Maturity of the Notes or (2) the date on which there are no Notes outstanding, provided that: (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Sunrise HoldCo III or any Permitted Affiliate Parent to repurchase such Capital Stock upon the occurrence of a change of control or asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that Sunrise HoldCo III or any Permitted Affiliate Parent may not purchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by Sunrise HoldCo III or any Permitted Affiliate Parent with any provisions of the Credit Agreement. “Equity Offering” means a sale of (1) Capital Stock of the Borrower, Sunrise HoldCo III or any Permitted Affiliate Parent (other than Disqualified Stock), (2) Capital Stock the proceeds of which are contributed as equity share capital to the Borrower, Sunrise HoldCo III or any Permitted Affiliate Parent or as Subordinated Shareholder Loans or (3) Subordinated Shareholder Loans. 10 150628109_9 “Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, Subordinated Shareholder Loans and/or other capital contributions, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements). “Parent” means (a) the Ultimate Parent, (b) any Subsidiary of the Ultimate Parent of which the Borrower, Sunrise HoldCo III or any Permitted Affiliate Parent is a Subsidiary on the Issue Date, (c) any other person of which the Borrower, Sunrise HoldCo III or any Permitted Affiliate Parent at any time is or becomes a Subsidiary after the Issue Date and (d) any Joint Venture Parent, any Subsidiary of the Joint Venture Parent and any Parent Joint Venture Holders following any Parent Joint Venture Transaction. “Stated Maturity” means, with respect to any security, loan or other evidence of indebtedness, the date specified in such security, loan or other evidence of indebtedness as the fixed date on which the payment of principal of such security, loan or other evidence of indebtedness is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof. 26. Notwithstanding paragraphs 21, 22 and 23 above, upon the occurrence of an Issuer Tax Event under the Indenture and the election by the Additional Facility AAB Lender to redeem the Notes under the Indenture in connection therewith, the Borrower will prepay 100% of the then outstanding principal amount of Facility AAB, plus accrued and unpaid interest then due on the amount of Facility AAB prepaid to, but excluding, the due date of prepayment free of any additional premium or penalty. Such payment shall be due and payable by the Borrower to the Facility Agent (for the account of the Additional Facility AAB Lender) on the actual date of prepayment. 27. Notwithstanding paragraphs 21, 22 and 23 above, no Prepayment Premium (as defined in the Indenture), Make-Whole Amount (as defined in the Indenture) or Additional Amount (as defined in paragraph 22) shall be payable in connection with a voluntary prepayment of the whole of the outstanding Facility AAB Advance by the Borrower pursuant to Clause 10.3 (Voluntary prepayment) of the Credit Agreement that is made following the completion of the Sunrise Exchange Transaction (as defined in the Indenture), provided that the Borrower has given notice of such prepayment not later than three Business Days prior to the completion of the Sunrise Exchange Transaction and such prepayment is made on the completion of the Sunrise Exchange Transaction. 28. The Additional Facility AAB Lender acknowledges that the Borrower may discharge all or part of the Facility AAB Advance pursuant to Clause 10.3 (Voluntary prepayment) of the Credit Agreement in connection with the Sunrise Exchange Transaction by way of one or a combination of (a) a cash prepayment, (b) an issue of new notes or (c) the purchase of the existing Notes (in the case of (b) and (c), in accordance with the mechanisms, and on the terms, agreed between the Borrower and the Additional Facility AAB Lender at the relevant time and provided that the amount and date of such discharge is notified to the Facility Agent in writing by the Borrower and the Additional 11 150628109_9 Facility AAB Lender on or before the date of such discharge). The parties to this Additional Facility AAB Accession Agreement acknowledge that this Additional Facility AAB Accession Agreement may require amendment (in accordance with the relevant provisions of the Credit Agreement) to facilitate the discharge of all or part of the Facility AAB Advance in connection with the Sunrise Exchange Transaction and agree to discuss and negotiate any such amendments in good faith at the relevant time. 29. (a) Provided that any upsizing of Facility AAB permitted under this paragraph will not breach any term of the Credit Agreement, Facility AAB may be upsized by any amount, by the signing of one or more further Additional Facility AAB Accession Agreements, that specify (along with the other terms specified therein) the Borrower as the sole Borrower and which specify Facility AAB Commitments denominated in euro, to be drawn in euro, with the same Final Maturity Date and interest rate as specified in this Additional Facility AAB Accession Agreement. (b) For the purposes of this paragraph 29 (unless otherwise specified), references to Facility AAB Advances shall include Advances made under any such further and previous Additional Facility AAB Accession Agreement. (c) Where any Facility AAB Advance has not already been consolidated with any other Facility AAB Advance, on the last day of any Interest Period for that unconsolidated Facility AAB Advance, that unconsolidated Facility AAB Advance will be consolidated with any other Facility AAB Advance which has an Interest Period ending on the same day as that unconsolidated Facility AAB Advance, and all such Facility AAB Advances will then be treated as one Facility AAB Advance. 30. The Borrower agrees that it will not request or require the transfer of all of the rights and obligations of the Additional Facility AAB Lender (or cancel or reduce any of such Lender’s Commitments or repay or prepay any Facility AAB Advance) pursuant to Clause 10.7 (Right of prepayment and cancellation in relation to a single Lender), Clause 10.8 (Right of Cancellation in Relation to a Defaulting Lender) or Clause 29.9 (Replacement of Lenders) of the Credit Agreement. 31. The Additional Facility AAB Lender and the Facility Agent agree to waive the notice period in respect of drawdown requests under Clause 5.1 (Delivery of Request) of the Credit Agreement. 32. The Additional Facility AAB Lender, the Borrower and the Facility Agent acknowledge and agree that (a) the Facility AAB Advance shall be made by the Additional Facility AAB Lender directly to the Borrower to an account notified by the Borrower to the Additional Facility AAB Lender, rather than through the Facility Agent, and (b) in respect of any other payments of principal, interest or other amounts due under Facility AAB, (i) the Borrower shall make payments payable by it to the Additional Facility AAB Lender directly to the Additional Facility AAB Lender (or to such account as the Additional Facility AAB Lender may specify), and (ii) the Additional Facility AAB Lender shall make payments payable by it to the Borrower directly to the Borrower (or 12 150628109_9 to such account as the Borrower may specify). The Additional Facility AAB Lender agrees that it shall promptly notify the Facility Agent if the Borrower fails to make any payment under subclause (b)(i) of this paragraph 32 when due, and the Borrower agrees that it shall promptly notify the Facility Agent if the Additional Facility AAB Lender fails to make any payment under subclause (b)(ii) of this paragraph 32 when due. 33. The Borrower hereby agrees that the Additional Facility AAB Lender may disclose confidential information supplied to it by or on behalf of any Obligor in connection with the Finance Documents to the extent such disclosure is required by the terms of the Notes. 34. For the purposes of any assignment, transfer or novation of rights and/or obligations (in whole or in part) by the Additional Facility AAB Lender under Clause 30.3 (Transfers by Lenders) of the Credit Agreement, each of Sunrise HoldCo III and the Borrower hereby irrevocably consent to any assignment, transfer or novation made by the Additional Facility AAB Lender (a) by way of security in favour of BNY Mellon Corporate Trustee Services Limited (as security trustee under the Indenture) and (b) following an Event of Default under and as defined in the Indenture. The Additional Facility AAB Lender may only deliver to the Facility Agent a completed Transfer Agreement if at that time it confirms to the Facility Agent in writing that an assignment, transfer or novation of the interest in Facility AAB to be assigned, transferred or novated is not prohibited under the terms of any agreement that is binding on it or any of its assets. 35. Subject to paragraph 36 below and the provisions of the Indenture, for the purposes of any amendment or waiver, consent or other modification (including, with respect to any existing Default or Event of Default) that may be sought by the Borrower or Sunrise HoldCo III under the Credit Agreement or any other Finance Document on or after the date of this Additional Facility AAB Accession Agreement, the Additional Facility AAB Lender hereby consents (in the capacity of a Lender and, if it is a Hedge Counterparty, in the capacity of a Hedge Counterparty), and agrees to procure, unless it is prohibited from doing so, that any of its Affiliates or Related Funds that are Hedge Counterparties or Lenders under a Revolving Facility or an Additional Revolving Facility consent (in their capacity as Hedge Counterparties or Lenders under a Revolving Facility or an Additional Revolving Facility, as applicable) to any and all of the following: (a) any and all amendments contemplated by Schedule 6 (Additional Amendments, Waivers, Consents and Other Modifications), Schedule 7 (Fourth Amendments, Waivers, Consents and Other Modifications), Schedule 8 (Fifth Amendments, Waivers, Consents and Other Modifications), Schedule 9 (Sixth Amendments, Waivers, Consents and Other Modifications), Schedule 10 (Seventh Amendments, Waivers, Consents and Other Modifications), Schedule 11 (Eighth Amendments, Waivers, Consents and Other Modifications), Schedule 12 (Ninth Amendments, Waivers, Consents and Other Modifications) and/or Schedule 13 (Tenth Amendments, Waivers, Consents and Other Modifications) of this Additional Facility AAB Accession Agreement (the “Approved Amendments”); (b) any consequential amendment, waiver, consent or other modification, whether effected by one instrument or through a series of amendments, to the Credit

13 150628109_9 Agreement or any other Finance Document to be made either to implement the Approved Amendments or to conform any Finance Document to the Approved Amendments; and/or (c) any other amendment, waiver, consent or modification, whether effected by one instrument or through a series of amendments, to the Credit Agreement or any other Finance Document to be made to conform any Finance Document to any Liberty Global Reference Agreement provided that any amendment, waiver, consent or modification to conform the Credit Agreement or any other Finance Document to any Liberty Global Reference Agreement referred to at paragraphs (vi) to (xvii) (inclusive) of that definition shall be limited to those that are mechanical in nature unless specifically referenced in the Approved Amendments, and, in each case, any consequential amendments, waivers, consents or modifications, and this Additional Facility AAB Accession Agreement shall constitute the Additional Facility AAB Lender’s irrevocable and unconditional written consent (in the capacity of a Lender and, if it is a Hedge Counterparty, in the capacity of a Hedge Counterparty) and the agreement of the Additional Facility AAB Lender to procure, unless it is prohibited from doing so, that each of its Affiliates and Related Funds that is a Lender under a Revolving Facility or an Additional Revolving Facility or a Hedge Counterparty provides irrevocable and unconditional written consent in that capacity in respect of such amendments, waivers, consents or other modifications to the Finance Documents for the purposes of Clause 29 (Amendments and Waivers) of the Credit Agreement, Clause 28 (Consents, Amendments and Override) of the Intercreditor Agreement, and any clause in any other Finance Document relating to amendments of that Finance Document without any further action required on the part of any party thereto. 36. Following receipt of an amendment request from Sunrise HoldCo III and/or the Facility Agent in connection with all or any of the proposed amendments set out in paragraph 34 above (the “Requested Amendments”), the Additional Facility AAB Lender shall confirm whether, having regard to the relevant provisions of the Indenture, it is required to consent to the Requested Amendments. If the Additional Facility AAB Lender is required to give such consent, it hereby acknowledges and agrees (in the capacity of a Lender and, if it is a Hedge Counterparty, in the capacity of a Hedge Counterparty), and agrees to procure, unless it is prohibited from doing so, that any of its Affiliates or Related Funds that are Hedge Counterparties or a Lender under a Revolving Facility or an Additional Revolving Facility acknowledge and agree (in their capacity as Hedge Counterparties or Lenders under a Revolving Facility or an Additional Revolving Facility, as applicable) that the Facility Agent and/or the Security Agent (as applicable) may, but shall not be required to, send to the Additional Facility AAB Lender any further formal amendment request in connection with all, or any of the Requested Amendments and the Facility Agent and/or the Security Agent (as applicable) shall be authorised to consent on behalf of the Additional Facility AAB Lender, as a Lender under one or more Facilities and as a Hedge Counterparty under the Intercreditor Agreement, to any such Requested Amendments (and the Facility Agent and/or the Security Agent shall be authorised to enter into any necessary documentation in connection with the same), and such consent shall be taken into account in calculating whether the Majority Lenders, or the relevant requisite Lenders, or the Hedge Counterparties have consented to the relevant amendments and/or waivers or other modifications to the Finance Documents 14 150628109_9 in accordance with Clause 29 (Amendments and Waivers) of the Credit Agreement, Clause 28 (Consents, Amendments and Override) of the Intercreditor Agreement, and any clause relating to amendments in any other Finance Document. 37. The Additional Facility AAB Lender hereby waives (in the capacity of a Lender and, if it is a Hedge Counterparty, in the capacity of a Hedge Counterparty), and agrees to procure, unless it is prohibited from doing so, that any of its Affiliates or Related Funds that are Hedge Counterparties or a Lender under a Revolving Facility or an Additional Revolving Facility waive (in their capacity as Hedge Counterparties or Lenders under a Revolving Facility or an Additional Revolving Facility, as applicable) receipt of any fee in connection with the foregoing consents, notwithstanding that other consenting Lenders (including the Additional Facility AAB Lender in relation to any upsizing of Facility AAB pursuant to paragraph 29 above) under the Credit Agreement or Hedge Counterparties under the Intercreditor Agreement may be paid a fee in consideration of such Lenders' or Hedge Counterparties’ consent to any or all of the foregoing amendments, waivers, consents or other modifications. 38. The Additional Facility AAB Lender confirms to each other Finance Party that: (a) it has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and such Obligor’s related entities in connection with its participation in Facility AAB being made available pursuant to this Additional Facility AAB Accession Agreement and has not relied on any information provided to it by any other Finance Party in connection with any Finance Document; and (b) it will continue to make its own independent appraisal of the creditworthiness of each Obligor and such Obligor’s related entities while any amount is or may be outstanding under the Credit Agreement or any Additional Facility Commitment is in force. 39. Other than by way of security in favour of BNY Mellon Corporate Trustee Services Limited (as security trustee under the Indenture), the Additional Facility AAB Lender agrees that it will not, without the prior written consent of Sunrise HoldCo III (acting in its sole discretion), effect any transfer, novation, assignment or Sub-participation of any of its rights, benefits or obligations in respect of any Facility AAB Commitment under this Additional Facility AAB Accession Agreement prior to the date that such Facility AAB Commitment has been utilised. 40. The Additional Facility AAB Lender acknowledges and agrees that the Lender Asset Security Release Confirmation has been delivered by the Facility Agent to the Lenders and that the Security Agent is therefore irrevocably authorised in accordance with Clause 21.28(a) (Asset Security Release) of the Credit Agreement to execute such documents as may be required to ensure that the Security (other than (a) any Security required to be granted under paragraph (b)(ii) of the definition of “80% Security Test” and (b) any Security provided over any account in connection with a Borrower providing cash cover for a Documentary Credit or an Ancillary Facility pursuant to Clause 6.9(a) (Cash Cover by Borrower) and Clause 1.2(a)(iv) (Construction) of the Credit Agreement) is released. 15 150628109_9 41. The Facility Office and address for notices of the Additional Facility AAB Lender for the purposes of Clause 37.2 (Addresses for notices) of the Credit Agreement will be that notified by the Additional Facility AAB Lender to the Facility Agent. 42. This Additional Facility AAB Accession Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 43. Clause 39 (Jurisdiction) of the Credit Agreement is incorporated into this Additional Facility AAB Accession Agreement as if set out in full and as if references in that clause to a “Finance Document” are references to this Additional Facility AAB Accession Agreement. 44. Without prejudice to any other mode of service allowed under any relevant law, the Additional Facility AAB Lender: (a) irrevocably appoints Liberty Global Europe Limited at 120 King's Road, London, England, SW3 4TR, United Kingdom as its agent for service of process in relation to any proceedings before the English courts in connection with this Additional Facility AAB Accession Agreement; (b) agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned; and (c) agrees that if the appointment of the person mentioned in paragraph (a) above ceases to be effective, the Additional Facility AAB Lender shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Facility Agent is entitled and authorised to appoint a process agent for the Additional Facility AAB Lender by notice to the Additional Facility AAB Lender. 45. This Additional Facility AAB Accession Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Additional Facility AAB Accession Agreement by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Additional Facility AAB Accession Agreement. 46. This Additional Facility AAB Accession Agreement is a Creditor Accession Undertaking as defined in the Intercreditor Agreement. THIS ADDITIONAL FACILITY AAB ACCESSION AGREEMENT is executed and delivered as a Deed on the date stated at the beginning of this Additional Facility AAB Accession Agreement. 16 150628109_9 SCHEDULE 1 ADDITIONAL FACILITY AAB LENDER AND COMMITMENT Additional Facility AAB Lender Facility AAB Commitment € Sunrise FinCo I B.V. 550,000,000 Total 550,000,000

17 150628109_9 SCHEDULE 2 CONDITIONS PRECEDENT DOCUMENTS 1. Constitutional Documents (a) A copy of the constitutional documents of each Obligor (other than Sunrise Financing) and the partnership agreement of Sunrise Financing or, if the Facility Agent already has a copy, a certificate of an authorised signatory of the relevant Obligor confirming that the copy in the Facility Agent’s possession is still correct, complete and in full force and effect as at a date no earlier than the date of this Additional Facility AAB Accession Agreement. (b) An extract of the registration of each Obligor established in the Netherlands in the trade register of the Dutch Chamber of Commerce. 2. Authorisations (a) A copy of a resolution of the board of managing and, to the extent applicable, board of supervisory directors (or equivalent) and, to the extent that a shareholders' resolution is required, a copy of the shareholders' resolution of each Obligor: (i) approving the terms of and the transactions contemplated by this Additional Facility AAB Accession Agreement and (in the case of the Borrower) resolving that it execute the same (and, in the case of the Guarantors and the Charging Entities (as defined in the Intercreditor Agreement)) resolving that it execute the confirmation described at paragraph 4 below; and (ii) (to the extent applicable in the case of the Borrower) authorising the issuance of a power of attorney to a specified person or persons to execute this Additional Facility AAB Accession Agreement on its behalf and (in the case of the Guarantors and the Charging Entities (as defined in the Intercreditor Agreement)) authorising the issuance of a power of attorney to a specified person or persons to execute the confirmation described in paragraph 4 below. (b) A specimen of the signature of each person authorised pursuant to its constitutional documents or to the power of attorney referred to in paragraph (a) above to sign this Additional Facility AAB Accession Agreement or the confirmation described in paragraph 4 below (as appropriate). (c) A certificate of an authorised signatory of the Borrower, each Guarantor and each Charging Entity certifying that each copy document specified in this Schedule and supplied by the Borrower, each Guarantor and each Charging Entity is correct, complete and in full force and effect as at a date no earlier than the date of this Additional Facility AAB Accession Agreement. 18 150628109_9 3. Legal opinions (a) A legal opinion of Proskauer Rose (London) LLP, English legal advisers to the Facility Agent, addressed to the Finance Parties. (b) A legal opinion of Clifford Chance LLP, Dutch legal advisers to the Facility Agent, addressed to the Finance Parties. (c) A legal opinion of Dorsey & Whitney (Delaware) LLP, Delaware legal advisers to the Borrower, addressed to the Finance Parties. 4. Other documents Confirmation (in writing) from (i) each of the Guarantors that its obligations under Clause 19 (Guarantee) of the Credit Agreement and (ii) each of the Charging Entities (as defined in the Intercreditor Agreement) that the Security Interests granted to the Beneficiaries pursuant to the Security Documents and its obligations under the Finance Documents, shall continue unaffected and that such obligations extend to the Total Commitments as increased by the addition of Facility AAB and that such obligations shall be owed to each Finance Party including the Additional Facility AAB Lender. 19 150628109_9 SCHEDULE 3 NOVATION CERTIFICATE To: The Bank of Nova Scotia as Facility Agent and Sunrise HoldCo III B.V. as Borrower From: [THE EXISTING LENDER] and [THE NEW LENDER] Date: [] Sunrise HoldCo III B.V. – Credit Agreement dated 16 January 2004 (as amended, the “Credit Agreement”) We refer to clause 30.4 (Procedure for novations) of the Credit Agreement. Terms defined in the Credit Agreement have the same meaning in this Novation Certificate. 1. We [●] (the “Existing Lender”) and [●] (the “New Lender”) agree to the Existing Lender and the New Lender novating all the Existing Lender’s rights and obligations referred to in the Schedule in accordance with clause 30.4 (Procedure for novations) of the Credit Agreement. 2. We further refer to clause 22.3 (Change of Senior Lender, Pari Passu Creditors, Second Lien Lender and Noteholders) of the Intercreditor Agreement. In consideration of the New Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined therein), the New Lender confirms that, as from the [●], it will be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement. 3. The Facility Office and address for notices of the New Lender for the purposes of clause 37.2 (Addresses for notices) of the Credit Agreement are set out in the Schedule. 4. This Novation Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Novation Certificate. 5. This Novation Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law. 20 150628109_9 THE SCHEDULE Rights and obligations to be novated EXISTING LENDER Existing Lender’s Commitment under Additional Facility AAB: [€[•]] Assignee: New Lender [New Lender] [Facility Office Address for notices for administrative purposes Address for notices for credit purposes]

21 150628109_9 [The Existing Lender], as the Existing Lender By: Name: Title: [The New Lender], as the New Lender By: Name: Title: 22 150628109_9 SCHEDULE 4 [INTENTIONALLY LEFT BLANK] 23 150628109_9 SCHEDULE 5 [INTENTIONALLY LEFT BLANK] 24 150628109_9 SCHEDULE 6 ADDITIONAL AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 6 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement. All capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Credit Agreement. In this Schedule, references to “recent Liberty precedent” shall be construed to mean any Liberty Global Reference Agreement. 1. Transfers: amend Clause 30.3 (Transfers by Lenders) of the Credit Agreement to provide that the consent of Sunrise HoldCo III or a Borrower is not required for any assignment, transfer or novation by a Lender if an Event of Default is outstanding pursuant to any of Clauses 23.2 (Non-payment), 23.6 (Insolvency), 23.7 (Insolvency Proceedings), 23.9 (Creditors’ Process) or 23.10 (Similar Proceedings) only (rather than if any Event of Default is outstanding). 2. New RCF Maintenance Covenant: amend the Credit Agreement to provide that: amendments and waivers of Clauses 22.2 (Financial Ratio) to 22.4 (Cure provisions) and Clause 23.17 (Acceleration Following Financial Ratio Breach) shall only be made with the consent of Sunrise HoldCo III and the Composite Revolving Facility Instructing Group and shall not require the consent of any other Finance Party.

25 150628109_9 SCHEDULE 7 FOURTH AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS [INTENTIONALLY LEFT BLANK] 150628109_9 SCHEDULE 8 FIFTH AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 8 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement. All capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Credit Agreement. In this Schedule, references to “recent Liberty precedent” shall be construed to mean any Liberty Global Reference Agreement. 1. Negative Pledge: (a) delete clause 21.8(a) in its entirety and replace it as follows: “(a) Each Obligor (other than Sunrise HoldCo III Holdco, any Permitted Affiliate Holdco and any Subsidiary of Sunrise HoldCo III Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) will not permit any Security Interest by any member of the Borrower Group to subsist, arise or be created or extended over all or any part of their respective present or future undertakings, assets, rights or revenues to secure or prefer any present or future Financial Indebtedness of any member of the Borrower Group or any other person, other than: (i) Permitted Security Interests; or (ii) any Security Interest over any present or future undertakings, assets, rights or revenues that is not subject to Security (such Security Interest, the “Initial Security Interest”) if, contemporaneously with the incurrence of such Initial Security Interest, effective provision is made to secure the Financial Indebtedness due under this Agreement equally and ratably with (or prior to, in the case of any Security Interest with respect to Financial Indebtedness that ranks junior to the Facilities) the Financial Indebtedness secured by such Initial Security Interest so long as such Financial Indebtedness is so secured.” (b) include a new clause 21.8(d) as follows: “(d) Any Security Interest created pursuant to the proviso described in Clause 21.8(a)(ii) securing of the Financial Indebtedness due under this Agreement will be automatically and unconditionally released and discharged upon the release and discharge of the Initial Security Interest to which it relates (and, to the extent required, the Facility Agent and the Security Agent are hereby irrevocably authorised and instructed by the Lenders to enter into such documentation as is reasonably required to effect such release). 2. Solvent Liquidation: Amend Clause 29.4 (Release of Guarantees and Security) of the Credit Agreement to provide for equivalent releases as a result of, and in connection 27 150628109_9 with, any solvent liquidation or dissolution that complies with Clause 21.29 (Internal Reorganisations). 3. Non-Consenting Lenders: Remove the timing window of 90 days during which Sunrise HoldCo III may exercise its rights as set out in Clause 29.9(b) (Replacement of Lenders) such that Sunrise HoldCo III may exercise such rights at any time. 150628109_9 SCHEDULE 9 SIXTH AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 9 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement. All capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Credit Agreement. In this Schedule, references to “recent Liberty precedent” shall be construed to mean any Liberty Global Reference Agreement. 1. Amendments and waivers: amend Clause 29.2 (Exceptions) to include the following as a new Clause: “Notwithstanding anything to the contrary in the Finance Documents, a Finance Party may unilaterally waive, relinquish or otherwise irrevocably give up all or any of its rights under any Finance Document with the consent of the Sunrise HoldCo III.” 2. Transfers by Obligors: include the following as a new carve out to Clause 30.2(a) (Transfers by Obligors): “provided that a Borrower (a “Novating Borrower”) may assign or transfer any of its rights, benefits and obligations under this Agreement to another Borrower incorporated in the same jurisdiction as that Novating Borrower and which is a directly or indirectly wholly owned Subsidiary of (i) Sunrise HoldCo III or (ii) a Permitted Affiliate Parent (as applicable) if Sunrise HoldCo III delivers to the Facility Agent: (a) a solvency opinion, in form and substance reasonably satisfactory to the Facility Agent, from an independent financial advisor confirming the solvency of the Borrower Group, taken as a whole, after giving effect to any transactions related to such assignment or transfer; and (b) legal opinions, in form and substance reasonably satisfactory to the Facility Agent, confirming that, after giving effect to any transactions related to such assignment or transfer, the Security created by the Security Documents as amended, extended, renewed, restated, supplemented, modified or replaced represents valid and perfected Security not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law that such Security were not otherwise subject to immediately prior to such assignment or transfer.” 3. Sub-participations: (a) Include a new definition of Sub-participation as follows: “Sub-participation” means any sub-participation or sub-contract (whether written or oral) or any other agreement or arrangement having an economically substantially similar effect, including any credit default or total return swap or derivative (whether disclosed undisclosed, risk or funded) by a Lender of or in relation to any of its rights or obligations under, or its legal, beneficial or economic interest in relation to, the Facilities and/or Finance Documents to a counterparty and “sub-participate” shall be construed accordingly.

29 150628109_9 (b) Amend Clause 30.3 (Transfers by Lenders) in order that this clause includes a restriction on sub-participations of rights and obligations and is subject to the same consent regime as for assignments and transfers in accordance with recent Liberty precedent. (c) Add a new clause as follows: “[30.12] Sub-participation Notwithstanding anything to the contrary in Clause 30.3 (Transfers by Lenders) there shall be no restrictions on sub-participations provided that: (a) such Lender remains a Lender under this Agreement with all rights and obligations pertaining thereto and remains liable under the Finance Documents for any such obligation; (b) such Lender retains exclusive control over all rights and obligations in relation to the participations and Commitments that are the subject of the relevant agreement or arrangement, including all voting rights (for the avoidance of doubt, free of any agreement or understanding pursuant to which it is required to or will consult with any other person in relation to the exercise of any such rights and/or obligations), unless: (i) the proposed sub-participant is a person to whom the relevant rights and obligations could have been assigned or transferred in accordance with the terms of this Clause 30 and, (ii) prior to entering into the relevant agreement or arrangement, the relevant Lender provides Sunrise HoldCo III with full details of that proposed sub-participant and any voting, consultation or other rights to be granted to the sub-participant; (c) the relationship between the Lender and the proposed sub-participant is that of a contractual debtor and creditor (including in the bankruptcy or similar event of the Lender or an Obligor); (d) the proposed sub-participant will have no proprietary interest in the benefit of this Agreement or any of the Finance Documents or in any monies received by the relevant Lender under or in relation to this Agreement or any of the Finance Documents (in its capacity as sub-participant under that arrangement); and 30 150628109_9 (e) the proposed sub-participant will under no circumstances: (i) be subrogated to, or be substituted in respect of, the relevant Lender’s claims under this Agreement or any of the Finance Documents; or (ii) otherwise have any contractual relationship with, or rights against, the Obligors under or in relation to this Agreement or any of the Finance Documents (in its capacity as sub-participant under that arrangement).” (d) Include the additional provision as follows: “[30.13] Sub-participant Register “(a) In the case of a sub-participation (or any other agreement or arrangement having an economic effect substantially similar to a sub-participation) (in each case, other than any non-voting derivatives (which are not participations) which would otherwise be caught by the definition of “sub-participation”), the person granting the sub-participation (or similar right) shall, acting solely for these purposes as non-fiduciary agent for the Borrower, maintain a register (a “Sub-Participant Register”) on which it enters the name and address of each sub- participant (or person holding the similar right) and the Commitment and obligations (including principal and stated interest) in which each sub-participant (or other person) has an interest or obligation. (b) Notwithstanding anything to the contrary hereunder, including without limitation Clause 28 (Evidence and Calculations), the entries in the Sub- Participant Register shall be conclusive absent manifest error, and such person maintaining the Sub-Participant Register shall treat each person whose name is recorded in the Sub-Participant Register as the owner of such sub-participation (or similar right) for all purposes of a Finance Document notwithstanding any notice to the contrary. (c) Without prejudice to the other provisions of this Clause 30, no Lender shall have any obligation to disclose all or any portion of the Sub- Participant Register to any person (including the identity of any sub- participant or any information relating to a sub-participant’s interest in any Loans, Commitments or other obligations under any Finance Documents) except to the extent that such disclosure to a tax authority is necessary to establish that such Loan, Commitment or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or is otherwise required thereunder.” (e) Delete Clause 30.3(b)(iii) (Transfers by Lenders). (f) Amend Clause 30.10 (Register) to add the following to such Clause: “Without limitation of any other provision of this Clause 30, no transfer of an interest in a Loan or Commitment hereunder shall be effective unless and until recorded in the Register.” 31 150628109_9 SCHEDULE 10 SEVENTH AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 10 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement. All capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Credit Agreement. In this Schedule, references to “recent Liberty precedent” shall be construed to mean any Liberty Global Reference Agreement. 1. Related Fund: amend clause 1.1 (Definitions) to delete the definition of “Related Fund” and replace it with the following: “Related Fund” in relation to a fund or account that, in each case, invests in commercial loans (the “first fund”), means any other fund or account that, in each case, invests in commercial loans which is managed or administered directly or indirectly by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund or account that, in each case, invests in commercial loans whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.” 32 150628109_9 SCHEDULE 11 EIGHTH AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 11 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement. All capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Credit Agreement. In this Schedule, references to “recent Liberty precedent” shall be construed to mean any Liberty Global Reference Agreement. 1. Resignation of Obligors Add a new “Clause [X] (Resignation of an Obligor (other than Sunrise HoldCo III))” to the Credit Agreement on terms consistent with those in Clause 29.11 (Resignation of an Obligor (other than the Company)) of the credit agreement originally dated 1 August 2007 between among others Telenet BVBA as the Company and The Bank of Nova Scotia as the Facility Agent as last amended and restated on 16 November 2018, mutatis mutandis, and make all conforming changes required to incorporate such clause. 2. Defaulting Lenders: amend paragraph (a) of Clause 29.8 (Disenfranchisement of Defaulting Lenders) such that it reads as follows: “In ascertaining the Majority Lenders, affected Lenders, all Lenders or any other class of Lenders (as applicable) or whether any given percentage (including, for the avoidance of doubt, unanimity) of any of the Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, a Defaulting Lender’s Available Commitments and participations will be deemed to be zero.” 3. Cross Default EOD: amend Clause 23.5 (Cross-default) by deleting the words “or is placed on demand, in each case;” at paragraph (b). 4. Changes to the Parties: (a) Amend the new language to be included pursuant to paragraph 2 of Schedule 9 of this Agreement to add the words “except to the extent permitted by this Agreement and” at the start of the paragraph. (b) Amend paragraph (c)(i) of Clause 30.8 (Additional Obligors) to add the words “under the relevant Facility” after the words “Majority Lenders”. 5. Transfers: (a) Delete paragraph (a), (b) and (c) of Clause 30.3 (Transfers by Lenders) and replace it with the following new paragraphs (a) and (b) and make consequential changes to the numbering of the subsequent clauses: “(a) Subject to the other provisions of this Clause 30, any Lender (an “Existing Lender”) may, at any time, (i) assign all or any of its rights and benefits, (ii) transfer (by way of novation) all or any of its rights,

33 150628109_9 benefits and obligations or (iii) enter into a Sub-participation in respect of any of its rights, benefits and obligations, in each case under any Finance Documents to another person (the “New Lender”) provided that: (i) the prior written consent of Sunrise HoldCo III is received in respect of any assignment, transfer or Sub-participation, such consent not to be unreasonably withheld, and provided further that: (A) such consent shall be deemed to have been given if not declined in writing within ten Business Days of a written request by any Lender to Sunrise HoldCo III; (B) no consent shall be required in the case of any assignment, transfer or Sub-participation by a Lender to another Lender and/or to its Affiliate (or, if applicable, to any Related Fund); and (C) no consent shall be required in the case of any assignment, transfer or Sub-participation to any New Lender at any time after the occurrence of an Event of Default which is continuing pursuant to any of Clauses 23.2 (Non- payment), 23.6 (Insolvency), 23.7 (Insolvency Proceedings), 23.9 (Creditors’ Process) or 23.10 (Similar Proceedings); (ii) the New Lender makes the representation set out in paragraph [X]1 of the Transfer Agreement; and (iii) in the case of a partial assignment, transfer or novation of rights and/or obligations, such assignment, transfer or novation shall be in a minimum amount (in relation to an Additional Facility Commitment denominated in Euros) of €1,000,000 or (in relation to an Additional Facility Commitment denominated in US Dollars) of US$1,000,000 or, in each case, such lower amount as the Existing Lender may agree with Sunrise HoldCo III (save that in the case of a partial assignment, transfer or novation by a Lender of its rights and/or obligations under an Additional Facility to an Affiliate or Related Fund of that Lender, such assignment, transfer or novation shall be in a minimum amount (in relation to an Additional Facility Commitment denominated in Euros) of €500,000 or (in relation to an Additional Facility Commitment denominated in US Dollars) of US$500,000 or, in each case, such lower amount as that Lender may agree with Sunrise HoldCo III). (b) Notwithstanding any other provision of this Agreement, no Lender shall be entitled to assign, transfer or sub-participate any of its rights, benefits 1 Relating to qualifying lender representation in line with Liberty precedent. 34 150628109_9 or obligations under the Finance Documents in relation to a Revolving Facility without the prior written consent of Sunrise HoldCo III, provided that no such consent shall be required in the case of any assignment, transfer or Sub-participation: (i) by a Lender to another Lender under the Revolving Facility and/or to its Affiliate (or, if applicable, to any Related Fund), in each case, which is a deposit taking financial institution authorised by a financial services regulator or similar regulatory body which has a long term credit rating equal to or better than BBB or Baa2 (as applicable) according to at least two of Moody’s, Standard & Poor’s or Fitch; and (ii) to any New Lender at any time after the occurrence of an Event of Default which is continuing pursuant to any of Clauses 23.2 (Non-payment), 23.6 (Insolvency), 23.7 (Insolvency Proceedings), 23.9 (Creditors’ Process) or 23.10 (Similar Proceedings).” (b) Amend Clause 30.3 (Transfers by Lenders) to include the following new paragraphs: (i) “Notwithstanding any other provision of this Agreement, no Lender shall be entitled to assign, transfer or sub-participate any of its rights, benefits or obligations under the Finance Documents to a New Lender that is a Defaulting Lender or a Sanctioned Lender, in each case without the prior written consent of Sunrise HoldCo III (acting in its sole discretion). (ii) Notwithstanding any other provision of this Clause 30.3 (Transfers by Lenders), no assignment or transfer shall be permitted to settle or otherwise become effective within the period of five Business Days prior to the last day of the Interest Period for the relevant Advance. (iii) Each New Lender, by executing the relevant Transfer Agreement or Novation Certificate, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the transferring Lender would have been had it remained a Lender.” 6. Releases (a) Amend Clause 29.4 (Release of Guarantees and Security) as follows: (i) delete sub-paragraph (b)(i) and replace it as follows: 35 150628109_9 “(i) the disposal (A) is permitted under Clause 21.11 (Disposals), (B) is in accordance with the release of any Obligor in accordance with this Agreement, (C) is as a result of, or in connection with, any solvent liquidation or dissolution that complies with Clause 21.29 (Internal Reorganisation) or (D) the consent of the Majority Lenders has been obtained; and” (iv) delete sub-paragraph (d) and replace it as follows: “(d) The Security Agent shall (and it is hereby authorised by the other Finance Parties to) at the cost of the relevant Obligor, execute such documents as may be required or desirable to effect any release (i) permitted under this Clause 29.4 (Release of Guarantees and Security), (ii) required to permit the granting of any Security Interest permitted under Clause 21.8 (Negative pledge), (iii) expressly permitted under the Finance Documents (excluding, for the avoidance of doubt, pursuant to any consent obtained from the Majority Lenders), (iv) permitted under the Intercreditor Agreement, (v) to which a prior written consent of the relevant Lenders has been granted in accordance with paragraph (f) of Clause 29.2 (Exceptions), (vi) in connection with any Permitted Transaction (other than a Permitted Transaction pursuant to paragraph (a) or (g) of that definition) or (vii) if it is necessary or desirable in connection with Clause 21.29 (Internal Reorganisation).” (v) Add new sub-paragraphs (f) and (g) as follows: “(f) Notwithstanding any other provision of this Agreement, Sunrise HoldCo III may require the Security Agent to, and the Security Agent shall (and it is hereby authorised by the other Finance Parties to) at the cost of the relevant Obligor, execute such documents as may be required or desirable to effect the release of the Security granted over any asset of an Obligor pursuant to the Security Documents to which it is a party to enable the relevant Obligor to grant in connection with that asset any encumbrance permitted under Clause 21.8 (Negative pledge). If, immediately prior to such release the relevant Obligor was treated as an Obligor for the purpose of the 80% Security Test, the relevant Obligor shall continue to be treated as an Obligor for those purposes notwithstanding any such release. (g) Sunrise HoldCo III may designate that any Affiliate Subsidiary is no longer an Affiliate Subsidiary and require the Security Agent to, and the Security Agent shall (and it is hereby authorised by the other Finance Parties to) at the cost of Sunrise HoldCo III, execute such documents as may be required or desirable to effect the release of the guarantees provided and Security granted in connection with the accession of such Affiliate Subsidiary as a Guarantor (“Affiliate Subsidiary Release”); provided that 36 150628109_9 immediately after giving effect to such Affiliate Subsidiary Release, either (i) the Guarantors at the relevant time represent a percentage which is greater than that required to satisfy the 80% Security Test and Sunrise HoldCo III provides a certificate to the Facility Agent certifying that upon the Affiliate Subsidiary Release the 80% Security Test would continue to be satisfied or (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either (1) an Obligor could incur at least €1.00 of additional Financial Indebtedness pursuant to paragraph (xxii) of the definition of Permitted Financial Indebtedness or (2) the ratios of Senior Net Debt to Annualised EBITDA and of Total Net Debt to Annualised EBITDA would be no greater than they were immediately prior to giving effect to such designation, in each case, on a pro forma basis taking into account such Affiliate Subsidiary Release.” 7. Break Costs: amend sub-paragraph (a)(i) of the definition of “Break Costs” in Clause 1.1 (Definitions) to include the words “and the effect of any interest rate floor” after the words “excluding the Margin” in parentheses. 8. Term Loan Interest Periods: In paragraph (b) of Clause 13.2 (Selection of Interest Periods) delete the words “1, 2, 3 or 6 months, or, in each case, such other period of up to 12 months as the Lenders whose Commitments under the relevant Term Facility that aggregate more than 50% of the aggregate Commitments under that Term Facility may agree with the Borrower” and replace them with the following words: “(i) 1, 2, 3 or 6 months; (ii) any shorter period agreed by the relevant Borrower and the Facility Agent; (iii) any longer period of up to 12 months agreed by the relevant Borrower and the Facility Agent (acting on the instruction of the Majority Lenders in relation to the relevant Facility); and (iv) in connection with the first Term Facility Advance under any Term Facility, any other period of six months or less as agreed to by the relevant Borrower and the Facility Agent”. 9. Hedge Counterparties: in the definitions of “Acceptable Hedge Counterparty” and “Hedge Counterparty” in Clause 1.1 (Definitions) of the Intercreditor Agreement, after the words “credit institution” add the words “or financial institution”. 10. Permitted Financing Action: (a) Amend Clause 14.1 (Place of Payment) to add the following words to the end of that Clause: “, in each case, other than any payment to be made on a cashless basis as part of a Permitted Financing Action.”. (b) Amend Clauses 14.2 (Funds) and 14.3(a) (Distribution) to add the following words to the end of that Clause:

37 150628109_9 “, in each case, other than any payment to be made on a cashless basis as part of a Permitted Financing Action. 11. Amendments and waivers: (a) Add a new paragraph to Clause 29 (Amendments and Waivers) to include the following as a new paragraph: “Notwithstanding anything to the contrary in the Finance Documents, a Finance Party may unilaterally waive, relinquish or otherwise irrevocably give up all or any of its rights under any Finance Document with the consent of Sunrise HoldCo III.” (b) Delete paragraph (f) of Clause 29.2 (Exceptions) and replace it with the following: “A waiver of issuance or the release of any Guarantor from any of its obligations under Clause 19 (Guarantee) or a release of any Security under the Security Documents, in each case, other than in accordance with the terms of any Finance Document shall require the prior written consent of affected Lenders whose Available Commitments plus Outstandings amount in aggregate to more than 75 per cent. of the aggregate Available Commitments plus Outstandings of those affected Lenders. This Clause may not be amended without the consent of Lenders whose Available Commitments plus Outstandings amount in aggregate to more than 75 per cent. of the aggregate Available Commitments plus Outstandings.” (c) Add a new paragraph (i) to Clause 29.2 (Exceptions) as follows: “No amendment or waiver of a term of any Ancillary Facility Document shall require the consent of any Finance Party other than the relevant Ancillary Facility Lender.” (d) Amend sub-paragraph (a)(vii) of Clause 29.2 (Exceptions) by adding the following proviso at the end: “(provided that paragraph (f) below may be amended with the consent of Lenders whose Available Commitments plus Outstandings amount in aggregate to more than 75 per cent. of the aggregate Available Facilities plus Outstandings); or” 12. Prepayments: amend Clause 10.9 (Miscellaneous Provisions) to delete paragraph (f) and replace it with the following: “Other than in relation to any prepayment under Clause 10.7 (Right of prepayment and Cancellation in relation to a Single Lender) or Clause 18.1 (Illegality), any prepayment in part of any Advance shall be applied against the participations of the Lenders in that Advance pro rata (except to the extent any part of an Advance is to be repaid on a cashless basis as part of a Permitted Financing Action).”2 2 Note: reference to Clause 27.9 (Replacement of lenders) to be retained when creeper implemented. 38 150628109_9 13. [Reserved] 14. Release Condition: (a) Amend Clause 21 (Undertakings) to add the following words as a new Clause 21.33: “21.33 Ratings Trigger (a) Notwithstanding anything to the contrary in this Agreement or any other Finance Document, during the period (if any) that a Release Condition (as defined in paragraph (d) below) is satisfied: (i) the following obligations and restrictions shall be suspended and shall not apply: (A) the requirement to make mandatory prepayments under Clause 10.5 (Mandatory prepayment from disposal proceeds); (B) the restrictions under Clause 21.11 (Disposals); (C) the provisions of Clause 21.12 (Acquisitions and mergers); (D) the provisions of Clause 21.13 (Restrictions on Financial Indebtedness); (E) the provisions of Clause 21.14 (Restricted Payments); (F) the provisions of Clause 21.15 (Loans and guarantees); (G) the provisions of Clause 21.16 (Environmental matters); (H) the restrictions under Clause 21.17 (Insurance); (I) the restrictions under Clause 21.18 (Intellectual Property Rights); (J) the restrictions under Clause 21.19 (Share capital); (K) the restrictions under Clause 21.20 (Priority); (L) the restrictions under Clause 21.21 (Share security); (M) the restrictions under Clause 21.22 (Shareholder Loans); (N) the restrictions under Clause 21.23 (Further security over receivables); (O) the restrictions under Clause 21.25 (ERISA); and (P) the provisions of paragraph (b) of Clause 30.8 (Additional Obligors); 39 150628109_9 (ii) the leverage financial covenant in Clause 22.2 (Financial Ratio) shall only be tested semi annually (for the Ratio Period ending on the second and fourth Quarter Dates in each financial year) if the Financial Ratio Test Condition is met on such second and fourth Quarter Dates in each financial year and the Financial Ratio Test Condition will only apply to such second and fourth Quarter Dates; (iii) the relevant Margin payable on any utilisation or Unpaid Sum (as applicable) under any Additional Facility (to the extent specified in the relevant Additional Facility Accession Agreement for that Additional Facility) will be reduced by 0.50 per cent. per annum; and (iv) the amount of each basket set by reference to a monetary amount for which a specific amount is set out in this Agreement and any definitions used therein (including all “annual”, “life of Facilities” and “at any time” and “aggregate” baskets) shall be increased by 50 per cent. (b) If at any time after a Release Condition has been satisfied and a Release Condition subsequently ceases to be satisfied, any breach of this Agreement or any other Finance Document that arises as a result of any of the obligations, restrictions or other terms referred to in paragraph (a) above ceasing to be suspended or amended shall not (provided that it did not constitute an Event of Default at the time the relevant event or occurrence took place) constitute (or result in) a breach of any term of this Agreement or any other Finance Documents, a Default or an Event of Default. (c) In respect of any amount which has not been applied in mandatory prepayment of the Facilities in accordance with Clause 10.5 (Mandatory prepayment from disposal proceeds) as a result of the Release Condition being satisfied (the “Released Amounts”), if the Release Condition subsequently ceases to be satisfied after the date the prepayment would have been required had the Release Condition not been satisfied, the failure to apply the Released Amounts in prepayment shall not result in a breach of any term of this Agreement or any other Finance Document. (d) For the purposes of this Clause 21.33 the “Release Condition” means the Facilities or Sunrise HoldCo III receive any two of the following: (i) a rating of “Baa3” (or the equivalent) or higher from Moody’s or any of its successors or assigns; (ii) a rating of “BBB-” (or the equivalent) or higher from Standard & Poor’s or any of its successors or assigns; and/or (iii) a rating of “BBB-” (or the equivalent) or higher from Fitch or any of its successors or assigns, in each case, with a “stable outlook” from such rating agency.” (e) Amend the definition of “Margin” in Clause 1.1 (Definitions) to include the following wording at the end of that definition: 40 150628109_9 “, and if applicable, as reduced pursuant to Clause 21.33 (Ratings Trigger)”. 15. Default Interest: amend “two” in Clause 12.5(a) (Default interest) to read “one”.

41 150628109_9 SCHEDULE 12 NINTH AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 12 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement. All capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Credit Agreement. In this Schedule, references to “recent Liberty precedent” shall be construed to mean any Liberty Global Reference Agreement. 1. 80% Security Test: (a) Delete limb (b)(ii)(C) of the definition of 80% Security Test in Clause 1.1 (Definitions). (b) Delete all references to “or 21.2(a)(ii)” in limb (a) of the definition of 80% Security Test in Clause 1.1 (Definitions). (c) Replace all references to “relevant financial statements” in limb (a) of the definition of 80% Security Test in Clause 1.1 (Definitions) with “annual financial statements”. 2. Financial Indebtedness: (a) Insert a new limb (e)(xii) into the definition of Financial Indebtedness in Clause 1.1 (Definitions) as follows: “indebtedness raised through sale and lease back transactions.” (b) Amend limb (e)(iv) of the definition of Financial Indebtedness in Clause 1.1 (Definitions) to delete “obligations under Finance Leases and” and replace it with “any Lease Obligations and obligations under”. (c) Insert a new definition in Clause 1.1 (Definitions) as follows: ““Lease Obligations” means collectively obligations under any finance, capital or operating lease in accordance with GAAP.” 3. Relevant Event: Delete “(a)” and “or (b) Clause 22.2 (Financial Ratio)” from the definition of Relevant Event in Clause 1.1 (Definitions). 4. Tax indemnity: Delete Clause 15.4(b)(iii) (Tax indemnity) and replace with the following: “(iii) to the extent a loss, liability or cost: (A) has been compensated for by a payment under Clause 15.8 (Stamp Taxes) or would have been compensated for by such a payment, but for the application of any exception in such Clause; 42 150628109_9 (B) is compensated for by an increased payment under Clause 15.2 (Tax gross- up); or (C) is suffered or incurred by a Finance Party in respect of a Bank Levy.” 5. Permitted Disposals: (a) Delete Clause 21.11(b)(liv)(C). (b) Amend Clause 21.11(b)(vii) by deleting the following “, provided that the aggregate amount of all such asset securitisations or receivables factoring transactions does not exceed the greater of: (A) €250,000,000 (or its equivalent in other currencies) at any time; and (B) 5% of Total Assets at any time”. (c) Amend Clause 21.11(b)(xxviii) to insert “(or any disposals of Cash Equivalent Investments)” immediately after “the application of cash in payments”. (d) Delete the definition of French Group in Clause 21.11(d) (Disposals). (e) Delete Clause 21.11(c)(i) and replace it with the following “(i) 17.5%;”. (f) Delete the following from Clause 21.11(c)(y) “, except in respect of a disposal of the French Group”. 6. Information – Miscellaneous: Delete the following “(both in hard copy and in electronic form)” from Clause 21.3 (Information – Miscellaneous) and replace it with “(in electronic form and, if requested, hard copy). 7. Permitted Financial Indebtedness: (a) Delete Clause 21.13(b)(xi) (Restrictions on Financial Indebtedness) and replace it with the following: “(xi) any Financial Indebtedness of a person which (A) is acquired by, or merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities), a member of the Borrower Group after the Signing Date and such acquisition, merger, consolidation, amalgamation or combination is permitted by Clause 21.12 (Acquisitions and mergers) or (B) becomes an Affiliate Subsidiary after the Signing Date; where such Financial Indebtedness existed at the date of (x) in the case of (A), completion of such acquisition, merger, consolidation, amalgamation or combination and (y) in the case of (B), such person becoming an Affiliate Subsidiary, provided that the amount of such Financial Indebtedness is not increased beyond the amount in existence at the date described in (x) and/or (y) (as applicable) (subject to the accrual of interest);” (b) Delete Clause 21.13(b)(xviii) (Restrictions on Financial Indebtedness) and replace it with the following: “(xviii) Financial Indebtedness arising under sale and leaseback arrangements or Vendor Financing Arrangements (to the extent these constitute Financial 43 150628109_9 Indebtedness) provided that the aggregate principal amount thereof does not at any time exceed the greater of (A) €250,000,000 and (B) the amount that could be incurred so that the ratio of Senior Net Debt to Annualised EBITDA (giving pro forma effect to any such Financial Indebtedness and the use of proceeds thereof) is equal to, or less than, 4.50:1.00; and provided further that, in each case, the relevant lessor or provider of Vendor Financing Arrangements does not have the benefit of any Security Interest other than over the assets the subject of such sale and leaseback arrangements and/or Vendor Financing Arrangements;” (c) Amend Clause 21.13(b)(xxvi) (Restrictions on Financial Indebtedness) to insert “commodity trading or brokerage accounts,” after “overdraft,”. (d) Amend Clause 21.13(b)(xxix) (Restrictions on Financial Indebtedness) to delete reference to “otherwise permitted under this Agreement”. (e) Amend Clause 21.13(b)(xxxii) (Restrictions on Financial Indebtedness) to insert “after giving pro forma effect to the relevant acquisition or other transaction and the incurrence of such Financial Indebtedness pursuant to this paragraph” immediately after “(y) the ratio of Senior Net Debt to Annualised EBITDA”. (f) Insert a new Clause 21.13(b)(xxxiv) and Clause 21.13(b)(xxxv) as follows (and (i) delete “and” at the end of Clause 21.13(b)(xxxiii) and (ii) make any necessary renumbering changes accordingly): “(xxxiv) any liability that constitutes Financial Indebtedness in respect of any member of the Borrower Group incorporated in The Netherlands arising under a declaration of joint and several liability (hoofdelijke aansprakelijkheid) as referred to in Section 2:403 of the Dutch Civil Code; (xxxv) any liability that constitutes Financial Indebtedness arising as a result of a fiscal unity (fiscale eenheid) solely between members of the Borrower Group incorporated in The Netherlands;” (g) Amend the definition of Permitted Borrower Group Guarantee Facilities in Clause 1.1 (Definitions) to delete reference to “€10,000,000” and replace it with “€50,000,000”. (h) Insert a new Clause 21.13(b)(xxxvi) as follows (and make any necessary renumbering changes accordingly): “(xxxvi) any Financial Indebtedness of any member of the Borrower Group in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Financial Indebtedness incurred pursuant to this paragraph and then outstanding, will not exceed 100% of the Net Cash Proceeds received by Sunrise HoldCo III or a Permitted Affiliate Parent from the issuance or sale (other than to a member of the Borrower Group) of its respective Subordinated Shareholder Loans or Capital Stock or otherwise contributed to the equity of Sunrise HoldCo III or a Permitted Affiliate Parent (and in each case, other than through the issuance of Disqualified Stock, Preferred Stock (as defined in Clause 10.4 (Change of Control)) or an Excluded Contribution); and” 44 150628109_9 (i) Insert new definitions in Clause 1.1 (Definitions) in their correct alphabetic positions in connection with the new Clause 21.13(b)(xxxvi) as follows: ““Disqualified Stock” means, with respect to any person, any Capital Stock of such person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event: (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; (b) is convertible or exchangeable for Financial Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of a member of the Borrower Group); or (c) is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of (i) the then latest Final Maturity Date of a Facility or (ii) the date on which there are no Outstandings; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Sunrise HoldCo III or a Permitted Affiliate Parent to repurchase such Capital Stock upon the occurrence of a change of control (as defined in a substantially identical manner to the corresponding definition in this Agreement) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that Sunrise HoldCo III or a Permitted Affiliate Parent may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by Sunrise HoldCo III or a Permitted Affiliate Parent with the provisions of Clause 21.11 (Disposals) and Clause 10.4 (Change of Control) and such repurchase or redemption complies with Clause 21.14 (Restricted Payments). “Excluded Contribution” means Net Cash Proceeds or property or assets received by Sunrise HoldCo III or a Permitted Affiliate Parent as capital contributions or Subordinated Shareholder Loans to Sunrise HoldCo III or a Permitted Affiliate Parent or from the issuance or sale (other than to a Restricted Subsidiary (as defined in Clause 10.4 (Change of Control))) of Capital Stock (other than Disqualified Stock) of Sunrise HoldCo III or a Permitted Affiliate Parent, in each case to the extent designated as an Excluded Contribution by Sunrise HoldCo III or a Permitted Affiliate Parent.” (j) Delete Clause 21.13(c) (Restrictions on Financial Indebtedness) and delete limb (d) of the definition of Restricted Person in Clause 1.1 (Definitions) (and make any necessary renumbering changes accordingly).

45 150628109_9 8. Permitted Payment: (a) Amend Clause 21.14(c)(xiv)(A) to include “(directly or indirectly)” after the words “an amount equal to such payment is reinvested”. (b) Amend the definition of Permitted Payment to delete “under paragraph (vii) of that definition” from Clause 21.14(c)(xii) (Restricted Payments). (c) Amend the definition of Permitted Payment to delete “and” at the end of Clause 21.14(c)(xxxvi)(B) and instead insert it at the end of Clause 21.14(c)(xxxvi)(C) and insert a new limb (D) in Clause 21.14(c)(xxxvi) (Restricted Payments) as follows: “(D) any property received in connection with such transaction shall not constitute (i) a cure pursuant to Clause 22.4 (Cure provisions) or (ii) an Excluded Contribution, up to the amount of such Permitted Payment made under this Clause 21.14(c)(xxxvi);” (d) Amend the definition of Permitted Payment by inserting: (i) a new Clause 21.14(c)(xlii) (Restricted Payments) as follows: “in connection with any transfer of the equity interests in a member of the Borrower Group provided that (A) the ratio of Senior Net Debt to Annualised EBITDA would not be greater than it was immediately prior to the relevant transfer and (B) such member of the Borrower Group whose equity interests have been transferred pursuant to this paragraph, becomes an Affiliate Subsidiary or member of the Borrower Group within 3 Business Days of such transfer;”; (ii) a new Clause 21.14(c)(xliii) (Restricted Payments) as follows: “following a Public Offering of Sunrise HoldCo III or a Permitted Affiliate Parent or any Parent, the declaration and payment by Sunrise HoldCo III, any Permitted Affiliate Parent or any Parent, or the making of any cash payments, advances, loans, dividends or distributions to any Parent to pay, dividends or distributions on the Capital Stock, common stock or common equity interests of Sunrise HoldCo III, any Permitted Affiliate Parent or any Parent; provided that the aggregate amount of all such dividends or distributions under this paragraph shall not exceed in any financial year the greater of (A) 6 per cent. of the Net Cash Proceeds of such Public Offering or subsequent equity offering by Sunrise HoldCo III or any Permitted Affiliate Parent or contributed to the capital of Sunrise HoldCo III or any Permitted Affiliate Parent by any Parent in any form other than Financial Indebtedness or Excluded Contributions and (B) following the Initial Public Offering, an amount equal to the greater of (1) 7 per cent. of the Market Capitalisation and (2) 7 per cent. of the IPO Market Capitalisation; and”; and (iii) a new Clause 21.14(c)(xliv) (Restricted Payments) as follows: 46 150628109_9 “in an aggregate amount outstanding at any time not to exceed the aggregate cash amount of Excluded Contributions, or consisting of non- cash Excluded Contributions, or Investments in exchange for or using as consideration Investments previously made under this Clause.”. (e) Insert the following definitions in Clause 1.1 (Definitions) in their correct alphabetic positions in connection with the new Clause 21.14(c)(xliii) (Restricted Payments): ““Initial Public Offering” means an equity offering of common stock or other common equity interests of Sunrise HoldCo III, any Permitted Affiliate Parent or any Parent (the “IPO Entity”) following which there is a Public Market and, as a result of which, the shares of the common stock or other common equity interests of the IPO Entity in such offering are listed on an internationally recognised exchange or traded on an internationally recognised market. “IPO Market Capitalisation” means an amount equal to (a) the total number of issued and outstanding shares of Capital Stock of the IPO Entity at the time of closing of the Initial Public Offering multiplied by (b) the price per share at which such shares of common stock or common equity interests are sold or distributed in such Initial Public Offering. “Market Capitalisation” means an amount equal to (a) the total number of issued and outstanding shares of Capital Stock of the IPO Entity on the date of the declaration of the relevant dividend, multiplied by (b) the arithmetic mean of the closing prices per share of such Capital Stock for the 30 consecutive trading days immediately preceding the date of the declaration of such dividend. “Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, Subordinated Shareholder Loans or other capital contributions, the Cash proceeds of such issuance or sale net of legal fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commission and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements). “Public Market” means at any time after an equity offering has been consummated, shares of common stock or other common equity interests of the IPO Entity having a market value in excess of €75,000,000 on the date of such equity offering have been distributed pursuant to such equity offering. “Public Offering” means any offering, including an Initial Public Offering, of shares of common stock or other common equity interests that are listed on an exchange or publicly offered (which shall include any offering pursuant to Rule 144A and/or Regulation S under the United States Securities Act of 1933 to professional market investors or similar persons).” 47 150628109_9 9. Loans and guarantees: (a) Delete “, provided that no Obligor shall make a loan to any other member of the Borrower Group unless, within 60 days of making that loan:” from Clause 21.15(a) (Loans and guarantees) and also delete Clause 21.15(a)(i) and (ii) (Loans and guarantees) and make any consequential changes. (b) Amend Clause 21.15(h)(v) to replace the reference to “30 days” with “60 days”. (c) Delete Clause 21.15(bb) (Loans and guarantees) and replace it with the following: “(bb) any guarantee of any Financial Indebtedness of any Parent that is given by an Affiliate Subsidiary or another member of the Borrower Group provided that (i) on the date of incurrence of such guarantee the ratio of Total Net Debt to Annualised EBITDA on a pro forma basis would not exceed 5.50:1 (provided that outstanding Total Net Debt for the purpose of calculating such ratio under this paragraph shall include any Financial Indebtedness represented by guarantees by any member of the Borrower Group of Financial Indebtedness of any Parent), (ii) such guarantee is expressed to be subordinated to the liabilities of such Affiliate Subsidiary or other member of the Borrower Group (as applicable) under the Finance Documents and (iii) no Event of Default is continuing or occurs as a result of such Financial Indebtedness of that Parent being raised or issued;”. 10. Transfers by Lenders: (a) Amend Clause 30.3(k) (Transfers by Lenders) to include “or Clause 29.9 (Replacement of Lenders)” after “under Clause 10.7 (Right of prepayment and cancellation in relation to a single Lender)”. (b) Amend the new language to be included as a new Clause 30.3(b) (Transfers by Lenders) pursuant to paragraph 5(a) of Schedule 11 of this Agreement to insert “other than Clause [30.12] (Sub-participation)” immediately after “Notwithstanding any other provision of this Agreement”.3 11. Historic references: Delete any historic references which are no longer relevant (for example, references to Priority Pledge) to the extent not materially prejudicial to the interests of the Lenders and make any consequential changes. 12. Releases: (a) Add a new paragraph (f) and a new paragraph (g) to Clause 29.4 (Release of Guarantees and Security) as follows: “(f) The Security Agent shall (and it is hereby authorised by the other Finance Parties to) at the cost of Sunrise HoldCo III, execute such documents as may be required or desirable to effect the release of any guarantees and/or Security which 3 R&G note – this will be inserted once creeper 3(c) contained in the Ninth Amendments, Waivers, Consents and Other Modifications schedule has been included. 48 150628109_9 it is necessary or desirable to release in connection with any Permitted Tax Reorganisation provided that any equivalent guarantees and/or Security in respect of any other Pari Passu Lien Obligations are released simultaneously.”; and “(g) The Security Agent shall (and it is hereby authorised by the other Finance Parties to) upon the occurrence of a Permitted Guarantee Release, at the cost of Sunrise HoldCo III, execute such documents as may be required or desirable to effect the release of any guarantees and Security (other than Security in respect of (i) the shares in Sunrise HoldCo III and (ii) intercompany receivables payable by Sunrise HoldCo III) granted by Sunrise HoldCo IV.” (b) Insert new definitions in Clause 1.1 (Definitions) in their correct alphabetic positions in connection with the new paragraphs (f) and (g) in Clause 29.4 (Release of Guarantees and Security) as follows: ““Pari Passu Lien Obligations” means any Financial Indebtedness that has equal or substantially equal Security Interest priority to the Facilities on the Security (taking into account any intercreditor arrangements). “Permitted Guarantee Release” means the release, at the option of Sunrise HoldCo III at any time when all Pari Passu Lien Obligations permit, of any guarantee granted by Sunrise HoldCo IV provided that all other guarantees granted by Sunrise HoldCo IV in connection with all other Pari Passu Lien Obligations are released simultaneously.” 13. Permitted Security: (a) At paragraph (k) of the definition of Permitted Security Interest in Clause 1.1 (Definitions), insert the words “or any Refinancing Indebtedness in respect of such Finance Leases, sale and leaseback arrangements or Vendor Financing Arrangements” after reference to “Clause 21.13(b)(xviii) (Restrictions on Financial Indebtedness)”. (b) At paragraph (m) of the definition of Permitted Security Interest in Clause 1.1 (Definitions), insert the words “and Security Interests created, incurred or assumed in connection with any Refinancing Indebtedness in respect of Financial Indebtedness pursuant to which any Security Interest over or affecting any asset (including any shares) acquired by a member of the Borrower Group after the Signing Date was granted” after the first reference to “the relevant acquisition or transaction”. (c) At paragraph (i) of the definition of Permitted Security Interest in Clause 1.1 (Definitions), insert the words “and Security Interests created, incurred or assumed in connection with any Refinancing Indebtedness in respect of Financial Indebtedness pursuant to which any Security Interest over or affecting any asset of, or shares in, any person which becomes a member of the Borrower Group

49 150628109_9 after the Signing Date was granted” after the first reference to “the relevant acquisition or transaction”. (d) Insert a new paragraph (uu) to the definition of Permitted Security Interest in Clause 1.1 (Definitions) as follows: “any Security Interest arising under clause 24 or 25 of the general banking conditions (algemene bankvoorwaarden) of any member of the Dutch Banking Association.” (e) Insert a new paragraph (H) in paragraph (t)(ii) of the definition of Permitted Security Interest in Clause 1.1 (Definitions) as follows (and make any necessary consequential changes): “(H) Financial Indebtedness which is permitted under sub-paragraph (xxxvi) of the definition of Permitted Financial Indebtedness,” once the amendment detailed at paragraph 7(h) of this Schedule 13 has been implemented. (f) Insert a new paragraph (F) in paragraph (u)(ii) of the definition of Permitted Security Interest in Clause 1.1 (Definitions) as follows (and make any necessary consequential changes): “(F) Financial Indebtedness which is permitted under sub-paragraph (xxxvi) of the definition of Permitted Financial Indebtedness,” once the amendment detailed at paragraph 7(h) of this Schedule 13 has been implemented. 14. Unrestricted Subsidiary: Delete the definition of Unrestricted Subsidiary in Clause 1.1 (Definitions) and replace it with the following: ““Unrestricted Subsidiary” means any Subsidiary of Sunrise HoldCo III, any Subsidiary of any Permitted Affiliate Parent and any Subsidiary of an Affiliate Subsidiary that is not an Obligor which is designated by Sunrise HoldCo III or any Permitted Affiliate Parent in writing as an Unrestricted Subsidiary.” 15. Increased Costs: (a) Amend Clause 17.1(a) (Increased Costs) to delete both references to “the Signing Date” and replace with “the later of the date upon which (i) the Finance Party, who has incurred any Increased Cost which is the subject of this Clause, becomes a Party in accordance with the provisions of this Agreement and (ii) in the case of a Lender where the Facility under which such Lender initially had a Commitment when it became a Party has been cancelled, the first day of the Availability Period for the Facility under which such Lender has a Commitment (it being acknowledged that, where such Lender has Commitments under more than one Facility and such Facilities’ Availability Periods commenced on different dates, the relevant date shall be the earlier of those dates)”. (b) Delete paragraph (b) of Clause 17.2 (Increased cost claims) and replace it with the following: “Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate (giving reasonable details of the circumstances giving rise to such claim and of the calculation of the Increased Cost) confirming (i) the amount of its Increased Costs or, if applicable, the Increased Costs of any of its Affiliates, (ii) that it 50 150628109_9 is its policy or current practice to seek to recover such Increased Costs to a similar extent from other similar borrowers in relation to similar existing facilities (such similarity, in each case, determined by reference to the treatment of borrowers and facilities under the law or regulation giving rise to the relevant Increased Cost) and (iii) that it had not already taken such Increased Costs into account as part of its fees and pricing in connection with the Facilities, a copy of which shall be provided to Sunrise HoldCo III at the same time as such certificate is delivered to the Facility Agent, provided that no Finance Party shall be required to disclose information it is not legally allowed to disclose or in respect of which it is bound by contractual requirements of confidentiality or which is otherwise price-sensitive information prohibited from being disclosed pursuant to applicable law or regulation.” 16. Legal Reservations: (a) Insert a new definition in Clause 1.1 (Definitions) as follows: ““Legal Reservations” means: (a) the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the principle of reasonableness and fairness, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, court protection, examinership, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors; (b) the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim; and (c) any other general principles which are set out as qualifications or reservations as to matters of law in any legal opinion delivered under any Finance Document including (whether or not set out in such legal opinion) the qualification that security purporting to create fixed charges may create floating charges.” (b) Amend Clause 10.4(d)(iii) (Change of Control) to delete reference to “substantially similar qualifications to those made in the legal opinions referred to in Schedule 2 (Conditions Precedent Documents)” and replace with reference to “the Legal Reservations”. (c) Amend Clause 20.4(a) (Legal validity) to delete reference to “any relevant reservations or qualifications as to matters of law contained in any legal opinion referred to in Part 1 of Schedule 2 (Conditions Precedent Documents) or (as applicable) paragraph 13 of Part 2 of Schedule 2 (Conditions Precedent Documents)” and replace with reference to “the Legal Reservations”. (d) Amend Clauses 20.4(b) and (c) (Legal validity) to delete reference to “any relevant reservation or qualification as to matters of law contained in any legal opinion referred to in paragraph (a) above” and replace with reference to “the Legal Reservations”. (e) Amend Clause 20.6(a) (Consents) to delete reference to “any relevant reservations or qualifications contained in any legal opinion referred to in Clause 20.4(a) (Legal validity) above” and replace with a reference to “the Legal Reservations”. 51 150628109_9 (f) Amend paragraph 3 of Schedule 11 (Agreed Security Principles) to delete reference to “any legal opinion referred to in Clause 20.4 (Legal Validity)” and replace with reference to “the Legal Reservations”. 17. Financial Covenant: (a) Amend the definition of Senior Debt in Clause 22.1 (Financial definitions) to delete limb (c) of such definition and replace it with the following: “(c) any Financial Indebtedness referred to in Clauses 21.13(b)(viii), 21.13(b)(xii), 21.13(b)(xiii), 21.13(b)(xxix) and 21.13(b)(xxxiv) (Restrictions on Financial Indebtedness);”. (b) Amend the definition of Senior Debt in Clause 22.1 (Financial definitions) to delete limb (d) of such definition and replace it with the following: (d) any Financial Indebtedness referred to in Clause 21.13(b)(xi) or 21.13(b)(xxxii) (Restrictions on Financial Indebtedness), for a period of six months following the date of completion of an acquisition referred to in Clause 21.13(b)(xi) or 21.13(b)(xxxii) (Restrictions on Financial Indebtedness) only;”. 18. Borrower Group: Amend the definition of Borrower Group in Clause 1.1 (Definitions) to insert “and any Subsidiary of such Affiliate Subsidiary that is designated as a member of the Borrower Group by Sunrise HoldCo III or a Permitted Affiliate Parent [(provided that such designation shall only remain in effect whilst the relevant Affiliate Subsidiary has not been the subject of an Affiliate Subsidiary Release)]4” after the reference to “Affiliate Subsidiary” in paragraph (c) of the definition of Borrower Group. 19. Intra-Group Services: Amend the definition of Intra-Group Services in Clause 1.1 (Definitions): (a) insert “, including stock and other incentive plans” into limb (c)(ii) after “other benefits”; (b) delete limb (c)(iv) and replace with the following: “(iv) the provision of treasury, audit, accounting, banking, strategy, IT, branding, marketing, network, technology, research and development, installation and customer service, telephony, office, administrative, compliance, payroll or other similar services; and”; (c) delete “, in the ordinary course of business and on terms not materially less favourable to the relevant member of the Borrower Group than arms’ length terms,” in limb (d). 4 R&G note – language to be included once Affiliate Subsidiary Release concept is included from previous set of UPC/Sunrise creepers. 52 150628109_9 20. Holding Company Expenses: Amend limb (e) of the definition of Holding Company Expenses in Clause 1.1 (Definitions) to include “and/or a Permitted Tax Reorganisation” after “Post-Closing Reorganisation”. 21. Business: Amend the definition of “Business” in Clause 1.1 (Definitions) as follows: (a) insert a new limb (c) as follows and re-letter the existing limbs (c) and (d) accordingly: “(c) other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which any Parent or any member of the Borrower Group are engaged from time to time, including, without limitation, all forms of television, telephony (including, for the avoidance of doubt, mobile telephony) and internet services and any services relating to carriers, networks, broadcast or communications services, or Content;” and (b) amend the existing limb (c) by inserting “, (c)” immediately after “(b)”. 22. Resignation of Obligors: Amend the definition of Borrower in Clause 1.1 (Definitions) to insert “or Clause [●] (Resignation of an Obligor (other than Sunrise HoldCo III))” immediately after “Clause 30.2 (Transfers by Obligors)”5. 23. Default: Amend the definition of Default in Clause 1.1 (Definitions) to insert “provided that any such event or circumstance which requires the satisfaction of a condition as to materiality before it becomes an Event of Default shall not be a Default unless that condition is satisfied” after “be an Event of Default”. 24. Acceleration: Amend Clause 23.18 (Acceleration) and Clause 23.19 (Maintenance Covenant Revolving Facility Acceleration) to insert a new paragraph as follows (and to make the consequential changes required to the numbering of the existing paragraphs in Clause 23.18 (Acceleration) and Clause 23.19 (Maintenance Covenant Revolving Facility Acceleration)): “(b) Any notice of Default or Event of Default, notice of acceleration or instruction to the Facility Agent to provide a notice of Default or Event of Default or notice of acceleration, or to take any other action with respect to an alleged Default or Event of Default, may not be given with respect to any Default or Event of Default notified to the Facility Agent, reported publicly or which the Facility Agent otherwise became aware of, in each case, more than two years prior to such notice or instruction.”. 25. Permitted Transaction: (a) Amend the definition of Permitted Transaction in Clause 1.1 (Definitions) to insert a new paragraph as follows: “any acquisition or purchase of a spectrum license;”. 5 R&G note – insertion of reference to new “Resignation of an Obligor (other than Sunrise HoldCo III)” clause to occur once “Resignation of Obligors” creeper contained in the Eighth Amendments, Waivers, Consents and Other Modifications schedule has been included.

53 150628109_9 (b) Amend the definition of Permitted Transaction in Clause 1.1 (Definitions) to insert new paragraphs as follows: “any step, circumstance or transaction which is mandatorily required by law (including arising under an order of attachment or injunction or similar legal process);”; and “any intermediate steps or actions necessary to implement steps, circumstances, payments or transactions permitted or not prohibited by this Agreement;”. (c) Amend the definition of Permitted Transaction in Clause 1.1 (Definitions) to insert a new paragraph (i) as follows: “so long as no [Default or Event of Default of the type specified in Clause 21.2 (Non- payment)]/[Relevant Event]6 has occurred and is continuing, Investments in any person to the extent that, after giving pro forma effect to any such Investment, the ratio of Senior Net Debt to Annualised EBITDA would not exceed 4.50 to 1.00;” (d) Insert a new definition in Clause 1.1 (Definitions) as follows: ““Investment” means, with respect to any person, all investments by such person in other persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Financial Indebtedness or other similar instruments issued by, such person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.” 26. Cash Equivalent Investment: Amend paragraph (a) of the definition of Cash Equivalent Investment in Clause 1.1 (Definitions) to insert “, the government of Switzerland” immediately after “the relevant member state of the European Union”. 27. Reference Banks: Delete the definition of Reference Banks in Clause 1.1 (Definitions) and replace it with the following: ““Reference Banks” means, subject to Clause 30.9 (Reference Banks), the principal London offices of such banks as may be approved by the Facility Agent with the consent of Sunrise HoldCo III and such banks.” 28. Representations: Amend Clause 20.20(a) (Times for making representations and warranties) by deleting “on the date of each Request and”. 29. Financial information: (a) Delete the following “(provided however, that to the extent any reports are filed on the SEC’s website or Sunrise HoldCo III’s website, such reports shall be deemed supplied to the Facility Agent in sufficient copies for all Lenders)” from Clause 21.2(a) 6 To refer to Relevant Event once the amendment detailed at paragraph 3 of this Schedule 12 has been implemented 54 150628109_9 (Financial information) and replace it with “(provided however, that (x) to the extent any reports are filed on the SEC’s website or Sunrise HoldCo III’s website, such reports shall be deemed supplied to the Facility Agent in sufficient copies for all Lenders and (y) the information required to be included in a certificate signed by a director of Sunrise HoldCo III pursuant to Clause 21.2(a)(iii)(B) shall only be required to be included in a certificate which is supplied to the Facility Agent for the benefit of the Lenders under Maintenance Covenant Revolving Facilities and, as such, such information shall not be required to be supplied to the Facility Agent in sufficient copies for, or for distribution to, all Lenders, and as such a separate certificate which does not include such information may be provided to the Facility Agent for the benefit of the other Lenders)”. (b) Delete Clauses 21.2(a)(iv) and 21.2(a)(v). 30. Priority: Delete Clause 21.20 (Priority). 31. Share security: (a) Amend Clause 21.21(b) (Share security) to insert “within 60 days of the date that such shares are issued” immediately after “pursuant to the terms of a Security Document”. (b) Amend Clause 21.21(c) (Share security) to insert “provided that the Facility Agent (acting in its sole discretion) may elect to waive the requirements of this Clause 21.21(c) (Share security) if Sunrise HoldCo III gives an undertaking in a form reasonably satisfactory to it that such requirements will be satisfied within 60 days of the date that such shares are issued” immediately after “may reasonably require”. (c) Amend Clause 21.21(f) (Share security) to delete “upon issue” and insert “within 60 days of the date that such shares are issued” immediately after “in favour of the Beneficiaries”. 32. Breach of other obligations: (a) Delete Clause 23.3(a) (Breach of other obligations) (and make any necessary renumbering changes accordingly). (b) Amend Clause 23.3(b) (Breach of other obligations) by deleting “in paragraph (a) above or” immediately after “(other than those referred to”. 33. Expenses: (a) Amend Clause 26.1 (Transaction Expenses) to include “which are properly documented and are” immediately after “(including legal fees, subject to any agreed caps)”. (b) Amend Clause 26.2 (Amendment Costs) to include “which are properly documented and are” immediately after “(including legal fees, subject to any agreed caps)”. (c) Amend Clause 26.3 (Enforcement Costs) to include “which are properly documented and are” immediately after “(including legal fees)”. 55 150628109_9 34. Counterparts: Amend Clause 36 (Counterparts) to replace the first reference to “This Agreement” with “A Finance Document (other than a Security Document governed by the laws of a jurisdiction which requires such Security Document to be signed on a single copy in order for such Security Document to grant a valid and enforceable Security Interest)” and replace the second reference to “this Agreement” with “such Finance Document”. 35. Ultimate Parent: Amend the definition of Ultimate Parent in Clause 1.1 (Definitions) by adding a new paragraph (b) as follows and renumbering the existing paragraphs accordingly: (b) upon consummation of any transaction whereby Liberty Global PLC has a Parent, “Ultimate Parent” will mean the top tier Parent above Liberty Global PLC and its successors;”. 36. Notices: Amend Clause 37 (Notices) to replace each reference to “this Agreement” with “a Finance Document unless specified to the contrary in such Finance Document”. 37. Breach of Intercreditor Agreement: (a) [Reserved] (b) Delete Clause 21.14(c) (Breach of Intercreditor Agreement). 38. Additional Obligor Conditions Precedent: (a) [Reserved] (b) Delete paragraph 3(a) of Part 2 (To be Delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent Documents) and make any necessary renumbering changes accordingly. (c) Delete paragraph 3(b) of Part 2 (To be Delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent Documents) once the amendment detailed at paragraph 1(a) of this Schedule 13 has been implemented and make any necessary renumbering changes accordingly. (d) Amend paragraph 3(c) of Part 2 (To be Delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent Documents) to delete “, together with a Pledge of Subordinated Shareholder Loans executed by the Additional Guarantor in respect of such Financial Indebtedness and the other documents referred to in Clause 21.22(a) (Shareholder Loans)” and replace it with “and, to the extent that Sunrise HoldCo III elects that such Financial Indebtedness should constitute Subordinated Shareholder Loans, a pledge over the instrument pursuant to which such proposed Subordinated Shareholder Loans have or has been advanced”. (e) Delete paragraph 3(d) of Part 2 (To be Delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent Documents) once the amendment detailed at paragraph 43 of this Schedule 12 has been implemented and make any necessary renumbering changes accordingly. 56 150628109_9 (f) Delete paragraph 4 of Part 2 (To be Delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent Documents) and make any necessary renumbering changes accordingly. (g) Delete paragraph 7(b) of Part 2 (To be Delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent Documents) and make any necessary consequential and renumbering changes accordingly. 39. Form of Request and Cancellation Notice: (a) Amend Part 1 (Form of Request (Advances)) and Part 2 (Form of Cancellation and/or Prepayment Notice) of Schedule 3 (Form of Request and Cancellation Notice) to include reference to “Revolving Facility” wherever there is a reference to “Additional Facility”. (b) Amend Part 1 (Form of Request (Advances)) and Part 3 (Form of Request (Documentary Credits)) of Schedule 3 (Form of Request and Cancellation Notice) to delete reference to “We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request” and replace it with “We confirm that each condition specified in Clause 4.2 (Further conditions precedent) that is required to be satisfied on the date of this Request is satisfied or (where required to be satisfied on the proposed Utilisation Date) is or will be satisfied on such Utilisation Date”. (c) Amend Part 3 (Form of Request (Documentary Credits)) of Schedule 3 (Form of Request and Cancellation Notice) to insert “Documentary Credit” immediately prior to each reference to “Beneficiary”. 40. Personal liability: Amend Clause 1.2(j) (Construction) to delete the wording immediately after “that member of the Wider Group in a” and replace it with “Finance Document, certificate or other document required to be delivered under any Finance Document.” 41. Change of Control: Amend the definition of Controlling Company in Clause 10.4 (Change of Control) to delete “and” at the end of paragraph (A) and to delete Clause 10.4(b) (Change of Control) (and make any necessary consequential amendments) and instead include such language as new paragraphs below paragraph (B) as follows: “(C) after a Post-Closing Reorganisation, New Intermediate Holdco and its successors; or (D) after a Spin-Off in which LGEF and its successors (or if a Permitted Affiliate Group Designation Date has occurred, the Common Holding Company and its successors) is no longer a Parent of UPC Broadband Holdco (or if a Permitted Affiliate Group Designation Date has occurred, a common Parent of UPC Broadband Holdco and any Permitted Affiliate Parent), a Parent of UPC Broadband Holdco (or if a Permitted Affiliate Group Designation Date has occurred, a common Parent of UPC Broadband Holdco and any Permitted Affiliate Parent) designated by UPC Broadband and any successors of such Parent;”

57 150628109_9 42. Enforcement of and undertakings in relation to certain agreements: Delete Clause 21.3A (Enforcement of and undertakings in relation to certain agreements) and Clause 21.3(c) (Information – Miscellaneous). 43. Shareholder Loans: Delete Clause 21.22 (Shareholder Loans) and make any other necessary consequential amendments. 44. Further security over receivables: Delete Clause 21.23 (Further security over receivables) and make any other necessary consequential amendments. 45. Sunrise Financing: Delete Clause 21.26(a) (Sunrise Financing) and replace it with the following: “(a) Each Borrower will ensure that the proceeds of any loan made to Sunrise Financing by Sunrise HoldCo III or Sunrise FinCo II and the proceeds of any drawing made by Sunrise Financing shall be (i) used to prepay or repay any third party Financial Indebtedness to the extent not prohibited under this Agreement or (ii) invested by way of intercompany loan or equity subscription in one or more other members of the Borrower Group within five Business Days of receipt of such proceeds or, as the case may be, the relevant Utilisation Date.” 46. Cross default: Delete Clause 23.5(e) (Cross default). 47. Insolvency: Delete Clause 23.6(c) (Insolvency) and make any necessary renumbering changes accordingly. 48. Additional Obligors: (a) Amend Clause 30.8(b) (Additional Obligors) and 30.8(d) (Additional Obligors) to delete “or (ii)”. (b) Amend Clause 30.8(c)(i) to insert “under that Facility” immediately after “Majority Lenders”. (c) Delete Clause 30.8(c)(iv). 49. Amendments and Waivers: Insert a new Clause 29.1(c) (Required consents) as follows “In respect of any request for a consent, waiver, amendment or other vote under the Finance Documents, a Lender may not vote part (but may vote all) of its Commitments in favour or against such request and a Lender may not abstain from voting part (but may abstain from voting all) of its Commitments in respect of such request, other than, in each case, with the prior written consent of Sunrise HoldCo III (in its sole discretion) and, in the event that any Lender purports to vote (or abstain from voting) its Commitments in breach of this paragraph (c) in respect of any request made by a member of the Borrower Group, such Lender shall be deemed to have voted all of its Commitments in favour of such request.” 50. Agreed Security Principles: Delete paragraph 3(a)(ii)(C) of Schedule 11 (Agreed Security Principles). 51. Cure provisions: 58 150628109_9 (a) Delete Clause 22.4(a) (Cure provisions) and replace with the following: “(a) Sunrise HoldCo III may cure a breach of the financial ratio set out in Clause 22.2 (Financial Ratio) by procuring that: (i) additional equity is injected into, and/or additional Subordinated Shareholder Loans are provided to, one or more members of the Borrower Group in an aggregate amount equal to or greater than the amount which if it had been deducted from Senior Net Debt for the Ratio Period in respect of which the breach arose, would have avoided the breach; (ii) additional equity is injected, and/or additional Subordinated Shareholder Loans are provided to, one or more members of the Borrower Group in an aggregate amount equal to or greater than the amount which if it had been added to EBITDA for the Ratio Period in respect of which the breach arose, would have avoided the breach; (iii) any Revolving Facility Outstandings, Outstandings under any Additional Revolving Facility and/or net indebtedness under any Ancillary Facility are prepaid (from any source selected by Sunrise HoldCo III in its sole discretion) in an amount which if such prepayment had occurred immediately prior to the calculation on the last day of the Ratio Period in respect of which the breach arose, the Financial Ratio Test Condition as at the last day of that Ratio Period would have not been met and therefore the financial ratio would not have been required to be tested; (iv) non-cash assets are contributed to one or more members of the Borrower Group in an aggregate amount (determined by reference to such non-cash assets’ fair market value (as determined by Sunrise HoldCo III in good faith)) equal to or greater than the amount which if it had been deducted from Senior Net Debt for the Ratio Period in respect of which the breach arose, would have avoided the breach; or (v) non-cash assets are contributed to one or more members of the Borrower Group in an aggregate amount (determined by reference to such non-cash assets’ EBITDA (as determined by Sunrise HoldCo III in good faith)) equal to or greater than the amount which if it had been added to EBITDA for the Ratio Period in respect of which the breach arose, would have avoided the breach.” (b) Delete Clause 22.4(b) (Cure provisions) and replace with the following: “(b) A cure under this Clause 22.4 will not be effective unless: (i) in the case of paragraphs (a)(i), (a)(ii), (a)(iv) and (a)(v) an amount equal to or greater than the required amount of additional equity, the proceeds of any Subordinated Shareholder Loans, the EBITDA of the non-cash 59 150628109_9 assets or the amount of non-cash assets (as applicable) are received by one or more members of the Borrower Group; or (ii) in the case of paragraph (a)(iii) above, any Revolving Facility Outstandings, Outstandings under any Additional Revolving Facility and/or net indebtedness under any Ancillary Facility that are required to be prepaid are so repaid, in each case, within 30 Business Days of delivery of the financial statements delivered under Clause 21.2 (Financial information) which show that Clause 22.2 (Financial Ratio) has been breached (“Cure Period”).” (c) Delete Clause 22.4(d) (Cure provisions) and replace with the following: “(d) Sunrise HoldCo III shall make an election (at its sole discretion) by notice to the Facility Agent prior to the end of the Cure Period as to whether a breach of the financial ratio set out in Clause 22.2 (Financial Ratio) shall be cured pursuant to a recalculation as described in either sub-paragraph (a)(i), (a)(ii), (a)(iii), (a)(iv) or (a)(v) above.” (d) Delete Clause 22.4(e) (Cure provisions) and replace with the following: “(e) If Sunrise HoldCo III makes an election for a recalculation as described in sub- paragraphs (a)(i), (a)(ii), (a)(iv) and (a)(v) above, it shall be under no obligation to apply the amount of additional equity, the proceeds of any Subordinated Shareholder Loans or the amount of non-cash assets that are received by one or more members of the Borrower Group in prepayment of the Facilities or for any other specific purpose and such amount will be deemed to be deducted from Senior Net Debt or added to EBITDA for the purposes of Clause 22.2 (Financial Ratio) (as applicable) as at the last day of the relevant Ratio Period.” (e) Delete Clause 22.4(h) (Cure provisions) and replace with the following: “(h) Where a cure is exercised under this Clause 22.4 in respect of a breach of Clause 22.2 (Financial Ratio) for any financial quarter and Sunrise HoldCo III makes an election for a recalculation as described in sub-paragraph (a)(ii) or (a)(v) above, the amount of additional equity, the proceeds of any Subordinated Shareholder Loans or the EBITDA of the non-cash assets (as applicable) that are received by one or more members of the Borrower Group shall also be added in calculating EBITDA for any future Ratio Period that includes such financial quarter. Any Adjustments pursuant to this paragraph will not be treated as a separate cure.” 52. Capital Stock: Move the definition of Capital Stock from Clause 10.4 (Change of Control) to its correct alphabetic position in Clause 1.1 (Definitions) and make any necessary consequential changes. 53. Contractual recognition of bail-in: (a) [Reserved] 60 150628109_9 (b) [Reserved] (c) Amend limb (b) of the definition of Write-down and Conversion Powers in Clause 1.1 (Definitions) to insert “other than the UK Bail-In Legislation” immediately after “any other applicable Bail-In Legislation”. (d) Delete limb (c) of the definition of Write-down and Conversion Powers in Clause 1.1 (Definitions) and replace it with: “(c) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.”

61 150628109_9 SCHEDULE 13 TENTH AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 13 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement. All capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Credit Agreement. In this Schedule, references to “recent Liberty precedent” shall be construed to mean any Liberty Global Reference Agreement. 1. Determinations – Option A: Delete clause 22.5 (Determinations) in its entirety and replace it as follows: (a) Financial Indebtedness of the Borrower Group originally denominated in any currency other than CHF that has been swapped, directly or indirectly through one or more foreign exchange hedging transactions, into CHF, will be taken into account at its CHF equivalent using the effective exchange rate in the relevant foreign exchange hedging transactions. (b) Unless stated to the contrary in this Agreement, all the terms used above are to be calculated in accordance with the Relevant Accounting Principles. (c) Notwithstanding paragraphs (a) and (b) above, Hedged Debt (as defined below) will be taken into account at its CHF equivalent calculated using the same weighted average exchange rates for the relevant Ratio Period used in the profit and loss statements of the relevant accounts of the Borrower Group for calculating the CHF equivalent of EBITDA denominated in the same currency as the currency in which that Hedged Debt is denominated or into which it has been swapped, as described below. “Hedged Debt” means: (i) Financial Indebtedness of the Borrower Group originally denominated in any currency other than CHF in which any member of the Borrower Group earns EBITDA (a “functional currency”) and that has not been swapped, directly or indirectly through one or more foreign exchange hedging transactions, into CHF; and (ii) Financial Indebtedness of the Borrower Group that has been swapped, directly or indirectly through one or more foreign exchange hedging transactions, into a functional currency. (d) If there is a dispute as to any interpretation of or computation for Clause 22.1 (Financial definitions), the interpretation or computation of the auditors of Sunrise HoldCo III shall prevail. 62 150628109_9 2. Determinations – Option B: Delete clause 22.5 (Determinations) in its entirety and replace it as follows: (a) Financial Indebtedness of the Borrower Group originally denominated in any currency other than CHF that has been swapped, directly or indirectly through one or more foreign exchange hedging transactions, into CHF, will be taken into account at its CHF equivalent using the effective exchange rate in the relevant foreign exchange hedging transactions. (b) Financial Indebtedness of the Borrower Group originally denominated in any currency other than CHF that has not been swapped, directly or indirectly through one or more foreign exchange hedging transactions, into CHF, will be taken into account at its CHF equivalent using: (i) if the Borrower Group has generated EBITDA in the relevant Ratio Period denominated in that currency, the same weighted average exchange rates for the relevant Ratio Period used in the profit and loss statements of the relevant accounts of the Borrower Group for calculating the CHF equivalent of EBITDA denominated in that currency; or (ii) if the Borrower Group has not generated EBITDA in the relevant Ratio Period denominated in that currency, the weighted average exchange rates for the relevant Ratio Period determined by Sunrise HoldCo III acting reasonably, provided that if a calculation is being made in connection with the incurrence of that Financial Indebtedness, at the election of Sunrise HoldCo III in its sole discretion, it may be taken into account at its CHF equivalent using the Agent’s Spot Rate of Exchange at the time of that calculation. (c) Unless stated to the contrary in this Agreement, all the terms used above are to be calculated in accordance with the Relevant Accounting Principles. (d) If there is a dispute as to any interpretation of or computation for Clause 22.1 (Financial definitions), the interpretation or computation of the auditors of Sunrise HoldCo III shall prevail. 3. Determinations – Option C: Delete clause 22.5 (Determinations) in its entirety and replace it as follows: (a) Financial Indebtedness and EBITDA of the Borrower Group originally denominated in any currency other than CHF may, at the election and determination of Sunrise HoldCo III in its sole discretion, be taken into account at its CHF equivalent using: (i) the weighted average exchange rates for the relevant period determined by Sunrise HoldCo III acting reasonably; 63 150628109_9 (ii) exchange rates otherwise consistent with the exchange rate methodology applied in the financial statements required to be delivered under Clause 21.2(a)(i) or (ii) (Financial information); (iii) in connection with Financial Indebtedness of the Borrower Group only, the effective exchange rates in respect of any related foreign exchange hedging transactions; or (iv) the spot rate on the relevant date (such rate as elected and determined by Sunrise HoldCo III acting reasonably). (b) Unless stated to the contrary in this Agreement, all the terms used above are to be calculated in accordance with the Relevant Accounting Principles. (c) If there is a dispute as to any interpretation of or computation for Clause 22.1 (Financial definitions), the interpretation or computation of the auditors of Sunrise HoldCo III shall prevail. 4. General CHF amendments: Amend all references to “Euro”, “Euros” or “€” to refer to “CHF” in all provisions of the Credit Agreement and/or the Intercreditor Agreement related to baskets, thresholds, ratios, permissions, financial covenant calculations and covenants (including, without limitation, in the definition of Cash and clause 1.5 (Exchange Rates) provided that, for the avoidance of doubt, there shall be no change to any number referenced in the Credit Agreement and the Intercreditor Agreement based on a foreign exchange differential. 5. Deferred consideration for receivables financings: Add a new paragraph in Clause 21.15 (Loans and guarantees) as follows: “any loan made or credit given to any person that acquires receivables directly or indirectly from any member of the Borrower Group in connection with any asset securitisation programme or receivables factoring transaction.” (Project Zenith – signature page to AAB Finco Accession Agreement) SIGNATORIES Facility Agent and Security Agent EXECUTED as a DEED for and on behalf of THE BANK OF NOVA SCOTIA as Facility Agent …………………………………………. By: Title: …………………………………………. By: Title: EXECUTED as a DEED for and on behalf of THE BANK OF NOVA SCOTIA as Security Agent …………………………………………. By: Title: …………………………………………. By: Title: Rory McCarthy Director Ralph Booth Managing Director Rory McCarthy Director Ralph Booth Managing Director

(Project Zenith – signature page to AAB Finco Accession Agreement) The Borrower EXECUTED as a DEED for and on behalf of SUNRISE FINANCING PARTNERSHIP (formerly known as UPC Financing Partnership) ______________________ Name: Marcel Huber Title: Attorney In Fact ______________________ Name: Cesar Severino Title: Attorney In Fact Docusign Envelope ID: 24988BA8-351C-41F1-8BCC-BBFDB807FB47 (Project Zenith – signature page to AAB Finco Accession Agreement) Additional Facility AAB Lender EXECUTED as a DEED for and on behalf of SUNRISE FINCO I B.V. Acting by: Sunrise FinCo II B.V. ______________________ Name: Marcel Huber Title: Director ______________________ Name: Cesar Severino Title: Director Docusign Envelope ID: 24988BA8-351C-41F1-8BCC-BBFDB807FB47 (Project Zenith – signature page to AAB Finco Accession Agreement) The Company EXECUTED as a DEED for and on behalf of SUNRISE HOLDCO III B.V. Acting by: Sunrise FinCo II B.V. ______________________ Name: Marcel Huber Title: Director ______________________ Name: Cesar Severino Title: Director Docusign Envelope ID: 24988BA8-351C-41F1-8BCC-BBFDB807FB47